Exhibit 10.14

CONTRACT DOCUMENT

for

THE DESIGN AND CONSTRUCTION OF THE

HOTEL AND CASINO

at

JUNCTION OF AVENIDA

DR. SUN YAT SEN AND AVENIDA DE KWONG TUNG,

TAIPA, MACAU

for

GREAT WONDERS, INVESTMENTS, LIMITED

NOVEMBER 2004

LEVETT AND BAILEY CHARTERED QUANTITY SURVEYORS LTD.

Quantity Surveyor

PAUL Y. CONSTRUCTION COMPANY, LIMITED

Contractor

CONTENTS

Page
1.0	Contract Agreement	1 – 3

2.0	Not used

3.0	The Conditions of Contract
3.1	Part I, General Conditions	G/1 – G/29
	Annex A Form of Contractor’s Performance Bond	AN A/1 – A/2
	Annex B Form of Contractor’s Warranty	AN B/1 – B/4
	Annex C Form of Contractor’s Guarantee	AN C/1 – C/2
3.2	Part II, Particular Conditions	P/1 – P/8
3.3	The Schedules
	Schedule 1 Definition of Prime Cost	S1-1 to 3
	Schedule 2 Percentage Fee	S2-1
	Schedule 3 Estimated Prime Cost of the Works	S3-1
	Schedule 4 Work by Others	S4-1

4.0	The Employer’s Requirements
4.1	Employer’s Requirements	ER/1 – ER/35
4.2	(a) Hyatt International Technical Services – Design Recommendations & Minimum Standard	D/1 – D/161
4.2	(b) Hyatt International Technical Services – Engineering Recommendations & Minimum Standard	E/1 – E/252

5.0	The Contractor’s Proposal
5.1	(a) List of Design Consultants to be appointed	1 page
5.1	(b) (i) Outline Specifications	1-16
	(b) (ii) Design Brief for M&E Services	1-35
	(b) (iii) Schedule of Areas	1 page
5.1	(c) Presentation Drawings dated 1 November 2004	35 pages
5.1	(d) Proposed Master Programme	To be submitted
5.1	(e) List of Work Packages by Sub-Contractors, Specialist Sub-Contractors / Suppliers	1 - 5
5.1	(f) Procedures for Appointment of Package Sub-Contractors	1 - 3
5.1	(g) Project Quality Plan	Contents 1 - 28

1.0 CONTRACT AGREEMENT

Proposed HOTEL & CASINO DEVELOPMENT

Contract Agreement

CONTRACT AGREEMENT

This Agreement is made the 24th November 2004

Between Great Wonders, Investments, Limited of Special Administrative Region of Macau, at. Avenida de Lisboa, w/n, Hotel Lisboa Old Wing (hereinafter called “the Employer”) of the one part, and

Paul Y. Construction Company Limited of 31/F., Paul Y. Centre, 51 Hung To Road, Kwun Tong, Hong Kong (hereinafter called “the Contractor”) of the other part.

Whereas

A.	the Employer wishes to obtain the design and construction of a Hotel and Casino Development at Junction of Avenida Dr. Sun Yat Sen and Avenida de Kwong Tung, Taipa, Macau Special Administrative Region, Peoples’ Republic of China (hereinafter called “the Works”) and for which Works he has issued to the Contractor his requirements (hereinafter referred to as “the Employer’s Requirements”) ;

B.	the Contractor has submitted proposals for the design and construction of the Works (hereinafter referred to as the ‘Contractor’s Proposals’) to meet the Employer’s Requirements which include an estimate of the Prime Cost of the Works based on the Contractor’s Proposals;

C.	the estimate of the Prime Cost is detailed in Schedule 3 hereto; and

D.	the Employer has examined the Contractor’s Proposals and the estimate of the Prime Cost and, subject to the Conditions hereinafter contained, is satisfied that they appear to meet the Employer’s Requirements.

The Employer and the Contractor agree as follows :

1.	In this Agreement words and expressions shall have the same meanings as are respectively assigned to them in the Conditions of Contract hereinafter referred to.

2.	In consideration of the payments to be made by the Employer to the Contractor as hereinafter mentioned, the Contractor hereby covenants with the Employer to carry out the design and construction of the Works, in conformity with the provisions of the Contract.

3.	The Employer hereby covenants to pay the Contractor, in consideration of the undertaking by the Contractor to carry out the design and construction of the Works, such sums as may become payable under the provisions of the Contract at the times and in the manner prescribed by the Contract.

4.	Without prejudice to the respective rights and obligations under this Agreement, the Employer and the Contractor shall, in the spirit of mutual trust and co-operation, work towards the proper and timely completion of the Works and endeavour to maintain the Prime Cost plus the Percentage Fee within the Guaranteed Maximum Price as defined in clause 5 hereinbelow. A Project Executive Committee shall be formed and maintained for the duration of the Contract to implement this objective.

5.	Based on the Contractor’s Proposals and the estimate of the Prime Cost, the Employer and the Contractor hereby agree an Initial Contract Price for the Works in the sum of HK$1,448,000,000.00 [initials]. Based on the Employer’s Requirements and Contractor’s Proposal, both parties shall develop the design and agree a Guaranteed Maximum Price (GMP) for the Works with the Employer within 3 months from the Effective Date of the Contract. It is further agreed that, should the Employer and the Contractor failed to agree a Guaranteed Maximum Price within the said 3 months, then the Initial Contract Price shall be deemed for all purposes to be the Guaranteed Maximum Price of the Contract. The provisions regarding GMP is set out in detail in Annex 2 of Part II of the Conditions.

Proposed HOTEL & CASINO DEVELOPMENT

Contract Agreement

6.	The term “the Quantity Surveyor” shall mean Levett and Bailey Chartered Quantity Surveyors Limited of 20/F, Eastern Central Plaza, 3, Yiu Hing Road, Shaukeiwan, Hong Kong or, in the event of his ceasing to be the Quantity Surveyor for the purpose of this Agreement, such other person as the Employer shall nominate for that purpose.

7.	The term “Prime Cost” in this Agreement shall mean the costs ascertained in accordance with the definition contained in Schedule 1 hereto.

8.	The documents identified in Appendix A of the Agreement shall form part of the Contract.

As Witness the hands of the said parties

SIGNED by:	/s/
For and on behalf of the Employer in the presence of
Witness:	/s/
Name:	Frank Tsui
Address:	19/F, Zhu Kuan Building
Avenida Xian Xing Hai
Macau

Date: 24/11/04

SIGNED by:	/s/ [Company’s chop]
For and on behalf of the Contractor in the presence of
Witness:	/s/
Name:	Lei Pui Mau
Address:	Avenida Xian Hing Hai
19/F, Flat J, Guifidu
Zhu Kuan Macau

Date: 24/11/04

Proposed HOTEL & CASINO DEVELOPMENT

Contract Agreement

APPENDIX A – CONTRACT DOCUMENTS

The Contract shall comprise of the following :

1.0	The Contract Agreement

2.0	Not used.

3.0	The Conditions of Contract

3.1	The Conditions of Contract, Part I - General Conditions

3.2	The Conditions of Contract, Part II - Particular Conditions

3.3	The Schedules.

Schedule 1 - Definition of Prime Cost

Schedule 2 - Percentage Fee

Schedule 3 - Estimate of the Prime Cost

Schedule 4 - Work by Others

4.0	The Employer’s Requirements.

4.1	The Employer’s Requirements as appended hereto.

4.2	It is stipulated herewith that the Hotel forming part of the Works shall be designed and constructed to the standard of a Park Hyatt Hotel current at the time of its completion. The current version of the following documents bound in with the Contract documents and appended thereto together with all relevant updating revisions as may be published or issued by Hyatt International Technical Services from time to time and instructed to the Contractor under clause 14 of the General Conditions shall form part of the Employer’s Requirements insofar as they are intended to be outline design guidelines and standards and are subject to modification to suit local statutory requirements and local conditions :

4.2 (a)	Hyatt International Technical Services – Design Recommendations & Minimum Standard

4.2 (b)	Hyatt International Technical Services – Engineering Recommendations & Minimum Standard

5.0	The Contractor’s Proposals.

5.1	The Contractor’s Proposal, comprising:

5.1 (a)	List of Design Consultants to be appointed

5.1 (b)	Outline Specifications, Design brief for M&E services and Schedule of Area

5.1 (c)	Presentation Drawings dated 1 November 2004

5.1 (d)	Proposed Master Programme (To be submitted separately and within 21 days after the Effective Date)

5.1 (e)	List of Work Packages by Sub-Contractors, Specialist Sub-Contractors / Suppliers

5.1 (f)	Procedure for the Appointment of Packages Sub-Contractors

5.1 (g)	Project Quality Plan

5.2	Not used.

2.0 ( NOT USED )

3.0 THE CONDITIONS OF CONTRACT

3.1 THE CONDITIONS OF CONTRACT, PART I – GENERAL CONDITIONS

Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

PART I – GENERAL CONDITIONS

	1.	The Contract

Definitions	1.1	In the Conditions of Contract (“the Conditions”), which include Part I (the General Conditions) and Part II (the Particular Conditions) of these Conditions, the following words and expressions defined below shall have the meanings assigned to them, except where the context requires otherwise:

		1.1.1	Documents

		1.1.1.1	“Contract” means the Contract Agreement, the Conditions of Contract (Parts I and II), and Schedules, the Employer’s Requirements, the Contractor’s Proposal and such further documents as may be expressly incorporated in the Contract Agreement.

		1.1.2	Dates, Times and Periods

		1.1.2.1	Intentionally blank.

		1.1.2.2	“Effective Date” means the date to be inserted on Page 1 of the Contract Agreement on which the Contract entered into legal force and effect.

		1.1.2.3	“Commencement Date” means the date on which the Contractor receives the notice to commence issued by the Employer under Sub-Clause 8.1., or the date as specified in the Contract as the Commencement Date.

		1.1.2.4	“Time for Completion” means the time for achieving practical completion of the Works or a Section (as the case may be), as stated in Part II (or as extended under Sub-Clause 8.3), calculated from the Commencement Date.

		1.1.2.5	“day” means a calendar day and “year” means 365 days, unless otherwise stipulated in the Contract.

		1.1.3	Completion

		1.1.3.1	“Practical Completion Certificate” means a certificate of practical completion issued by the Employer under Clause 9.

		1.1.3.2	“Certificate of Making Good Defects” means the certificate issued by the Employer under Sub-Clause 12.4.

		1.1.3.3	“Final Certificate” means the certificate issued by the Employer under Sub-Clause 13.7 and 13.9.

		1.1.4	Money and Payments

		1.1.4.1	“Guaranteed Maximum Price” means the sum stated in the Contract as the maximum price payable by the Employer to the Contractor for the total of the Prime Cost for the design, execution and completion of construction of the Works or the relevant Section of the Works (as may be the case) together and the total Percentage Fee calculated in accordance with Schedule 2, and subject to the terms and conditions for the Guaranteed Maximum Price stated in Part II.

		1.1.4.2	“Retention Money” means the accumulated retention monies retained by the Employer under Sub-Clause 13.5.

		1.1.4.3	“Provisional Sum” means a sum (if any) specified in the Contract and designated as such, for the execution of any part of the Works or for the supply of Plant, Materials or services.

		1.1.4.4	“Prime Cost” means the costs ascertained in accordance with the definition contained in the Schedule 1 hereto.

Page G/1

Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

1.1.4.5	“Percentage Fee” means fees ascertained in accordance with the definition in Schedule 2 hereto.

1.1.4.6	“Interim Payment Certificate” means any payment certificate issued by the Employer under Clause 13, other than the Final Certificate.

1.1.5	Other Definitions

1.1.5.1	“Contractor’s Equipment” means all plant, equipment, machinery, apparatus and other things (other than Temporary Works) required for the execution and completion of the Works and the remedying of any defects, but does not include Plant, Materials, or other things intended to form or forming part of the Permanent Works.

1.1.5.2	“Construction Documents” means all drawings, calculations, computer software (programs), samples, patterns, models, operation and maintenance manuals, and other manuals and information of a similar nature, to be prepared or provided by the Contractor for the purpose of the Contract.

1.1.5.3	“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

1.1.5.4	“Macau” means the Macau Special Administrative Region of the People’s Republic of China.

1.1.5.5	“Materials” means things of all kinds (other than Plant) to be provided and incorporated in the Permanent Works by the Contractor, including the supply-only items (if any) which are to be supplied by the Contractor as specified in the Contract.

1.1.5.6	“Permanent Works” means the permanent works to be designed and executed in accordance with the Contract.

1.1.5.7	“Plant” means plant, equipment, machinery and apparatus intended to form or forming part of the Permanent Works, including the supply-only items (if any) which are to be supplied by the Contractor as specified in the Contract.

1.1.5.7a	“Project” means the Hotel and Casino Development to be designed and constructed under the Contract

1.1.5.8	“Section” means a part of the Works specifically defined in Part II as a Section (if any).

1.1.5.9	“Site” means the places provided by the Employer where the Permanent Works are to be executed and to which Plant and Materials are to be delivered, and any other places as may be specifically designated in the Contract as forming part of the Site.

1.1.5.10	“Temporary Works” means all temporary works of every kind (other than Contractor’s Equipment) required for the execution and completion of the Works and the remedying of any defects.

1.1.5.11	“Unforeseeable” means not reasonably foreseeable by a competent and experienced contractor by the Commencement Date.

1.1.5.12	“Variation” means any alteration and/or modification to the Employer’s Requirements, which is instructed by the Employer or approved as a variation by the Employer, in accordance with Clause 14.

1.1.5.13	“Works” means the Permanent Works and the Temporary Works or either of them as appropriate including the design of the same relevant to the Project undertaken by the Contractor.

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

Headings and Marginal Notes	1.2	The headings and marginal notes are not part of these Conditions, and shall not be taken into consideration in their interpretation.

Interpretation	1.3	Words importing persons or parties shall include firms and corporations and any organization having legal capacity. Words importing the singular also include the plural and vice versa where the context requires. Works importing one gender also include other genders.

Applicable Law	1.4	The law of the Hong Kong Special Administrative Region shall be the applicable law of this Contract.

	1.5	[Not Used]

Priority of Documents	1.6

The documents forming the Contract are to be taken as mutually explanatory of one another. If there is an ambiguity or discrepancy in the documents, the Employer shall issue any necessary clarification or instruction to the Contractor, and the priority of the documents shall be as follows:

a) The Contract Agreement;

b) The Conditions of Contract, Part II;

c) The Conditions of Contract, Part I;

d) The Schedules to the Conditions of Contract;

e) The Employer’s Requirements;

f) The Contractor’s Proposals and all other documents forming part of the Contract.

	1.7	[Not Used]

Communication	1.8	Wherever provision is made for the giving or issue of any notice, instruction, consent, approval, certificate or determination by any person, unless otherwise specified such communication shall be in writing and shall not be unreasonably withheld or delayed.

Wherever provision is made for a communication to be “written” or “in writing”, this means any hand-written, type-written or printed communication, including the agreed systems of electronic transmission stated in Part II.

All certificates, notices or written orders to be given to the Contractor by the Employer or the Employer, and all notices to be given to the Employer or to the Employer by the Contractor, shall either be delivered by hand against written acknowledgement of receipt, or be sent by airmail or one of the agreed systems of electronic transmission. The addresses for the receipt of such communications shall be as stated in the Contract Agreement.

Provisions of Construction Documents	1.9	The Construction Documents shall be in the custody and care of the Contractor. Unless otherwise stated in the Employer’s Requirements, the Contractor shall provide four copies for the use of the Employer.

Employer’s Use of Contractor’s Documents	1.10	Copyright in the Construction Documents and other design documents made by or on behalf of the Contractor shall (as between the parties) remain the property of the Contractor. The Contractor shall be deemed to give to the Employer a non-terminable transferable non-exclusive and royalty-free right throughout the actual or intended working life of the Works (whichever is longer) to copy, use and communicate any such documents (including making and using modifications) for the purposes of completing, operating, maintaining, altering, adjusting, repairing and/or demolishing the Works or such relevant part of the same. They shall not, without the Contractor’s consent, be used, copied or communicated to a third party by the Employer for other purposes.

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

Contractor’s Use of Employer’s Documents	1.11	Copyright in the Employer’s Requirements and other documents issued by the Employer to the Contractor shall (as between the parties) remain the property of the Employer. The Contractor may, at his cost, copy, use and communicate any such documents for the purposes of the Contract. They shall not, without the Employer’s consent, be used, copied or communicated to a third party by the Contractor, except as necessary for the purposes of the Contract.

Confidential Details	1.12	The Contractor shall disclose to the Employer all such confidential details as the Employer may reasonably require in order to verify the Contractor’s compliance with the Contract, except those details listed in Part II.

Compliance with Statutes, Regulations and Laws *	1.13

The Contractor shall, in all matters arising in the performance of the Contract, comply with, give all notices under, and pay all fees required by, the provisions of any national or state statute, ordinance or other law, or any regulation of any legally constituted public authority having jurisdiction over the design and construction of the Works including all requirements and works as may be stipulated by the relevant authorities in connection with the issuance of permits and licenses for the use of the completed Works .

The Contractor is not responsible for the application and obtaining permits and licenses pertaining to the use of the completed Works eg. restaurant license, hotel license and gaming license etc.

Assignment	1.15	Neither Party shall assign the whole or any part of the Contract or any benefit or interest in or under the Contract. However, either Party:

(a)       may assign the whole or any part of the Contract or any benefit or interest in or under the Contract with the prior agreement of the other Party, such agreement shall be at the sole discretion of the other Party, and

		(b) may, as security in favour of a bank or financial institution, assign its right to any moneys due, or to become due, under the Contract.

Sub-letting	1.16

(1)    The sub-letting of any portion of the Works shall not relieve the Contractor from any liability or obligation under the Contract. The Contractor shall remain wholly responsible for carrying out and completing the Works in all respects in accordance with the Contract and shall be responsible for the acts, defaults and neglects of all sub-contractors, their servants and agents, or their sub-contractors of any tier as if they were the acts, defaults or neglects of the Contractor.

		(2) It shall be a condition in any sub-letting by the Contractor that :

		(a) the employment of the sub-contractor under the sub-contract shall determine immediately upon the determination (for any reason) of the Contractor’s employment under this Contract; and

		(b) the sub-contract shall also provide that

(i)       subject to Clause 7 of these Conditions, unfixed Plant and Materials delivered to, placed on or adjacent to the Works by the sub-contractor and intended therefor shall not be removed except for use on the Works unless the Contractor has consented in writing to such removal, which consent shall not be unreasonably withheld;

(ii)      Where, in accordance with Sub-Clause 13.5 of these Conditions, the value of any such Plant or Materials has been included in the amount due as an Interim Payment and that Interim Payment has been discharged by the Employer in the favour of the Contractor, such Plants or Materials shall be and become the property of the Employer and the sub-contractor shall not deny that such Plants or Materials are and have become the property of the Employer;

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

(iii)     provided that if the Contractor shall pay the sub-contractor for any such Plant or Materials before the value therefor has, in accordance with Sub-Clause 13.5, been included in the amount due as an Interim Payment and before that Interim Payment has been discharged by the Employer in favour of the Contractor, such Plant or Materials shall upon such payment by the Contractor be and become the property of the Contractor;

(iv)     the operation of Sub-Clauses 1.16 (2) (b) (i) to (iii) hereof shall be without prejudice to any property in any Plants or Materials passing to the Contractor as may be provided in any other provisions in the Contract.

Novation of Sub-Contracts of work or design	1.17	It shall be a condition of any sub-letting to which Sub-Clause 1.16 refers that the sub-contract shall provide that the sub-contractor shall enter into a novation agreement of the sub-contract with the Employer if the Employer so requires upon the determination of the Contractor’s employment under this Contract.

	2.	The Employer

General Obligations	2.1	The Employer shall provide the Site and shall pay the Contractor in accordance with Clause 13.

Access to and Possession of the Site	2.2

The Employer shall grant the Contractor right of possession of the Site on the Date for Possession stated in the Contract.

If the Contractor suffers delay and/or incurs direct loss and / or expense from failure on the part of the Employer to grant right of possession of the Site by the Date for Possession, the Contractor shall give notice to the Employer. After receipt of such notice the Employer shall proceed in accordance with Sub-Clause 2.7 to agree or determine:

(a)    any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

(b)    the amount of such direct loss and / or expense, which in his opinion has not been been included in the definition of Prime Cost in Schedule 1, to be included as part of the Prime Cost, plus the Percentage Fee,

and   shall notify the Contractor accordingly.

Duties and Authorities	2.3

The Employer shall carry out the duties specified in the Contract. The Employer is empowered to exercise the authorities specified in or necessarily to be implied from the Contract. If the Contractor suffers delay to the regular progress of the Works and/or incur expense as a result of delay, impediment or prevention by the Employer or due to his default in carrying out his duties and/or his authorities properly, the Contractor shall give notice to the Employer. After receipt of such notice the Employer shall proceed in accordance with Sub-Clause 2.7 to agree or determine:

(a)    any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

(b)    the amount of such direct loss and / or expense, which in his opinion has not been been included in the definition of Prime Cost in Schedule 1, to be included as part of the Prime Cost, plus the Percentage Fee,

and   shall notify the Contractor accordingly.

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

Contractor’s liability not to be relieved	2.4	Any proposal, inspection, examination, testing, consent, approval or similar act by the Employer (including absence of disapproval) shall not relieve the Contractor from any responsibility, including responsibility for his errors, omissions, discrepancies, and non-compliance with Sub-Clauses 5.3 and 5.4.

Authority to Delegate	2.5

The Employer may from time to time delegate any of his duties to assistants or other Consultants employed by him, and may at any time revoke any such delegation. Any such delegation or revocation shall be in writing and shall not take effect until a copy has been delivered to the Contractor.

Any determination, instruction, inspection, examination, testing, consent, approval or similar act by any such assistant of the Employer, in accordance with the delegation, shall have the same effect as though it had been an act of the Employer.

Instructions	2.6	Unless it is legally or physically impossible, the Contractor shall comply with instructions given by the Employer in accordance with the Contract.

Employer to Attempt Agreement	2.7

When the Employer or his delegate is required to determine value, loss and / or expense, or extension of time, he shall consult with the Contractor in an endeavour to reach agreement. If agreement is not achieved, the matter shall be referred to the Project Executive Committee for resolution.

It is expressly stipulated that the obligations and liabilities of the Employer and the Contractor shall not be affected in any way by reason of the existence of matters being referred to the Project Executive Committee as stipulated in sub-clause 2.8 for resolution.

Project Executive Committee	2.8	A Project Executive Committee (PEC), comprising of two representatives each from the Employer, the Contractor and the Quantity Surveyor shall be established and maintained in accordance with Annex 1of the Particular Conditions.

	3	Not used.

	4.	The Contractor

General Obligations	4.1	The Works shall be wholly in accordance with the Contract and shall include any work which is necessary to satisfy the Employer’s Requirements, the Contractor’s Proposals, the Contract Agreement, Appendices and Schedules, or is implied by the Contract, or arises from any obligation of the Contractor, and all works not mentioned in the Contract but which may be inferred to be necessary for stability or completion or the safe, reliable and efficient operation of the Works.

The Contractor shall design all of the Works in line with the Employer’s Requirements to the satisfaction of the Employer and shall, upon obtaining the approval of the Employer to such design, carry out the procurement of such work on a competitive basis, and to execute the construction and completion of the Works within the Time for Completion. The Contractor shall provide all superintendence, labour, Plant, Materials, Contractor’s Equipment, Temporary Works and all other things including all construction documents, whether of a temporary or permanent nature, required in and for such design, execution and completion.

The Contractor shall take full responsibility for the adequacy, stability and safety of all Site operations, of all methods of construction and of all the works, irrespective of any approval or consent by the Employer.

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

Contractor’s Representatives	4.2

Unless the Contractor’s Representative is named in the Contract, the Contractor shall, within 14 days of the Commencement Date, submit to the Employer the name and particulars of the person the Contractor proposes to appoint.

The Contractor’s Representative shall give his whole time to directing the preparation of the Construction Documents and the execution of the Works. Except as otherwise stated in the Contract, the Contractor’s Representative shall receive (on behalf of the Contractor) all notices, instructions, consents, approvals, certificates, determinations and other communications under the Contract.

Co-ordination of the Works	4.3

The Contractor shall be responsible for the co-ordination and proper execution of the Works, including co-ordination of other contractors and attending upon other contractors and other relevant parties and authorities to the extent specified in the Employer’s Requirements. The Contractor shall, afford all reasonable opportunities for the carrying outof the works by:

(a)    any other contractors employed by the Employer and their workmen,

(b)    the workmen or employees of the Employer, and

(c)    the workmen of any legally constituted public authorities who may be employed in the execution on or near the Site of any work not included in the Contract, which the Employer may require, and

(d)    the relevant authorities or utilities companies who may be performing their duties in connection with the Works

The Contractor shall obtain, co-ordinate and submit to the Employer for his information all details (including details of work to be carried out off the Site) from Subcontractors. The Contractor shall be responsible for the locations of their work or materials, in order to ensure that there will be no conflict of the said Subcontractor’s work with the work of other Subcontractors, the Contractor or other contractors.

Subcontractors	4.4

The Contractor shall not subcontract the whole of the Works. Unless otherwise stated in Part II:

(a)    the Contractor shall follow the procedures stipulated in the Contract for the procurement of subcontractors for supply of materials and/or the carrying out of part of the Works;

(b)    the Contractor shall ensure the provisions in clause 1.16 are stipulated in the subcontracts under sub-clause 4.4 (a);

The Contractor shall be responsible for observance by all Subcontractors of all the provisions of the Contract.

Proprietary Products and materials	4.5	The Contractor shall ensure that all proprietary products and materials insofar as they are specified in the design and approved by the Employer, shall be provided in the Works. No deviation nor alternative as to origin, brandname, place of manufacture etc. shall be allowed. Notwithstanding this, the Contractor may propose alternative to such proprietary products and materials, any cost or other benefit of such alternative, and also the time required for the Employer’s decision so as not to affect the Works, to the Employer for consideration. The Employer may, at his sole discretion, accept such alternative and the Employer’s acceptance shall be deemed to be a Variation to the Contract. Provided that the Employer’s decision is make within the said time specified by the Contractor in proposing the alternative for the Employer’s decision, there shall be no extension of time whatsoever due to such Variation.

Setting Out	4.6	The Contractor shall set out the works in relation to original points, lines and levels of reference specified in the Employer’s Requirements or, if not specified, given by the Employer in writing.

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

Unforeseeable Ground Conditions	4.7

If during the course of the Works, the Contractor encounters adverse ground conditions which in his opinion could not be reasonably foreseen at the time of his submission of the Contractor’s Proposal, he shall give notice in writing to the Employer. The Employer shall, upon receipt of such notice, make due inspection and investigation and proceed to agree or determine in accordance with Sub-clause 2.7

(a)    any extension of time to which the Contractor is entitled under Sub-clause 8.3,

(b)    the amount of such direct loss and/or expense, which in his opinion has not been included in the definition of Prime Cost in Schedule 1, to be included as part of the Prime Cost, plus the Percentage Fee, and notify the Contractor accordingly.

Programme	4.8

The Contractor shall submit a programme to the Employer, for information, within such period as may be stated in the Contract or, if no period is so stated, within 28 days of the Commencement Date. The programme shall include the following:

(a)    the order in which the Contractor proposes to carry out the Works (including each stage of design, procurement, manufacture, delivery to Site, construction, erection, testing and commissioning),

(b)    all major events and activities in the production of Construction Documents,

(c)    the periods for the pre-construction reviews and for any other submissions, approvals and consents specified in the Employer’s Requirements, and

(d)    the sequence of all tests specified in the Contract.

(e)    the timing for all relevant statutory inspections for Occupation Permit of the relevant sections

The Contractor shall, on a regular basis, update the programme for the Works for the Employer’s information.

Fossils	4.9	All fossils, coins, articles of value or antiquity, and structures and other remains or things of geological or archaeological interest discovered on the Site shall (as between the parties) be the property of the Employer. The Contractor shall take reasonable precautions to prevent his staff, labour or other persons from removing or damaging any such article or thing. The Contractor shall, immediately upon discovery of such article or thing, advise the Employer, who may issue instructions for dealing with it.

		If the Contractor suffers delay and/or incurs direct loss and / or expense in following these instructions of the Employer, the Contractor shall give a written notice to the Employer. After receipt of such notice, the Employer shall proceed in accordance with Sub-Clause 2.7 to agree or determine:

		(a) any extension to the Time for Completion which the Contractor is entitled under Sub-Clause 8.3, and

		(b) the amount of such direct loss and / or expense to be included in the Prime Cost, plus the Percentage Fee ;

		and shall notify the Contractor of his determination in writing accordingly.

	5	Design

General Obligations	5.1	The Contractor shall carry out, and be responsible for, the design of the Works. The Contractor holds himself, his designers and design sub-contractors as having the experience and capability necessary for the design. The Contractor shall submit to the Employer for his approval the name and particulars of each proposed designer and design sub-contractor, unless these have already been specified in the Contractor’s Proposals.

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Design Review of Construction Documents	5.2	The Contractor shall prepare Construction Documents including all the designs therein to satisfy all regulatory approvals, to provide suppliers and construction personnel sufficient instruction to execute the Works, and to describe the operation of the completed Works.

		In the design of the Works and the preparation of the Construction Documents, the Contractor shall at relevant stages of design and design development, and in all cases upon the request of the Employer, arrange to present the design to the Employer for his review and comments. The Contractor shall also draw the Employer’s attention to any deviation from the Employer’s Requirement in the design, and seek the Employer’s approval in writing to such deviation accordingly. The Contractor shall incorporate all comments by the Employer into his design prior to further design development and construction . In this connection, the Employer may employ any Independent Checkers to check and comment on any of the Contractor’s design and the Contractor shall liaise and cooperate with the Employer’s Independent Checkers to allow them access to all relevant information in order for them to perform their checking duties.

		The construction of the Works shall be in accordance with the Construction Documents prepared on the basis of designs reviewed and approved by the Employer. If the Contractor wishes to modify any design or document which has been reviewed and approved previously by the Employer, notification must be given to the Employer as soon as possible. Any tendering or other form of procurement and/or Works so carried out without the notification to the Employer or his approval shall be at the sole risk of the Contractor and any costs or expenses including any associated rectification costs incurred by the Contractor in such respect shall not be considered as Prime Cost.

Contractor’s Undertaking	5.3	The Contractor undertakes that, if legally and physically possible and procurable, the design, the Construction Documents, the execution and the completed Works will be in accordance with the following,:

		(a) law in Macau SAR, and

		(b) the documents forming the Contract, as may be altered or modified from time to time by Variations.

Technical Standards and Regulations	5.4	The design, the Construction Documents, the execution and the completed Works shall comply with Macau’s local requirements, technical standards, building, construction and environmental regulations, regulations applicable to the function of the building, and the standards specified in the Employer’s Requirements, applicable to the Contractor’s Proposal and Schedules, or defined by law. References in the Contract to such specifications and other matters shall be understood to be references to the edition applicable on or before the Commencement Date, unless stated otherwise. Should there be discrepancies amongst such documents, the document specifying the highest standard of quality and/or workmanship shall prevail. If there were substantial changes to the existing applicable national specifications, technical standards or regulations, or new applicable national specifications, technical standards or regulations come into force after the Commencement Date, the Contractor shall submit proposals for compliance to the Employer. In the event that the Employer determines that such proposals constitute a variation, he shall then initiate a Variation in accordance with Clause 14.

Samples	5.5	The Contractor shall submit the following samples and relevant information to the Employer for review and/or approval :

		(a) manufacturer’s standard samples of Materials; and

		(b) samples (if any) specified in the Employer’s Requirements and/or the Contractor’s Proposals for the Employer’s approval.

		Each sample shall be labelled as to origin and intended use in the Works. Approved samples shall be kept in a location at or adjacent to the Site and shall be readily available for referencing.

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Construction Drawings, etc.	5.5a	The Contractor shall maintain and keep at all times a complete set of the most up-to-date “for construction” drawings for the execution of the Works, with cross references to relevant specifications and data sheets. These drawings shall be kept on the Site and shall be used exclusively for the purposes of this Sub-Clause. Two copies shall be submitted to the Employer for his record purpose from time to time when there are revisions and two copies of the final set of “for construction” drawings shall be submitted to the Employer clearly stated so prior to the application for Practical Completion by the Contractor.

As-Built Drawings, etc.	5.6	The Contractor shall prepare, and keep up-to-date, a complete set of “as-built” records of the execution of the Works, showing the exact “as-built” locations, sizes and details of the work as executed, with cross references to relevant specifications and data sheets. These records shall be kept on the Site and shall be used exclusively for the purposes of this Sub-Clause. Two copies shall be submitted to the Employer prior to the issue of the Practical Completion Certificate.

		In addition, the Contractor shall prepare and submit to the Employer “as-built drawings” of the Works, showing all Works as executed. The drawings shall be prepared as the Works proceed, and shall be submitted to the Employer for his inspection. The Contractor shall obtain the consent of the Employer as to their size, the referencing system, and other pertinent details.

		Prior to the issue of any Practical Completion Certificate, the Contractor shall submit to the Employer one electronic copy and four printed copies of the relevant “as-built drawings”, and any further Construction Documents specified in the Employer’s Requirements.

Operation and Maintenance Manuals	5.7	Prior to the issue of any Practical Completion Certificate, the Contractor shall prepare, and submit to the Employer, operation and maintenance manuals in accordance with the Employer’s Requirements and in sufficient detail for the Employer to operate, maintain, dismantle, reassemble, adjust and repair the Works.

Patent Rights	5.8	The Contractor shall procure and indemnify the Employer against all claims of infringement of any patent, registered design, copyright, trade mark or trade name, or other intellectual property right, if:

		(a) the claim or proceedings arise out of the design, construction, manufacture or use of the Works;

(b)    the infringement (or allegation of infringement) was not the result of part (or all) of the Works being used for a purpose other than that indicated by, or reasonably to be inferred from, the Contract;

(c)    the infringement (or allegation of infringement) was not the result of part (or all) of the Works being used in association or combination with any thing not supplied by the Contractor, unless such association or combination was disclosed to the Contractor prior to the Commencement Date or is stated in the Contract; and

		(d) the infringement (or allegation of infringement) was not the unavoidable result of the Contractor’s compliance with the Employer’s Requirements.

		The Contractor shall be promptly notified of any claim under this Sub-Clause made against the Employer. The Contractor may, at his cost, conduct negotiations for the settlement of such claim, and any litigation or arbitration that may arise from it. The Employer shall not make any admission which might be prejudicial to the Contractor, unless the Contractor has failed to take over the conduct of the negotiations, litigation or arbitration within a reasonable time after having been so requested.

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

Except to the extent that the Employer agrees otherwise, the Contractor shall not make any admission which might be prejudicial to the Employer, until the Contractor has given the Employer such reasonable security as the Employer may require. The security shall be for an amount which is an assessment of the compensation, damages, charges and costs for which the Employer may become liable, and to which the indemnity under this Sub-Clause applies.

It is expressly stipulated that all costs incurred by the Contractor under this clause shall not be considered as part of the Prime Cost.

Contractor’s Error	5.9

If errors, omissions, ambiguities, inconsistencies, inadequacies or other defects are found in the Design and/or the Construction Documents and/or the Works, they and the Works shall be rectified, notwithstanding any consent or approval of such by the Employer.

Any additional cost arising from such rectification shall be borne by the Contractor and shall not be considered as part of the Prime Cost. For the purpose of this Sub-clause, additional cost shall mean the cost in excess of that which the Employer has to pay under the Prime Cost had there been no default on the part of the Contractor in the Design and/or the Construction Documents and/or the Works.

	6	Staff and Labour

Labour Laws	6.1	The Contractor shall comply with all the relevant labour laws of Macau SAR applicable to his employees. The Contractor shall require all such employees to obey all applicable laws and regulations, including those concerning safety at work. Labour laws of Hong Kong SAR shall also be complied with where applicable.

Health and Safety	6.1a

The Contractor shall at all times take all reasonable precautions to maintain the health and safety of the Contractor’s staff and labour. In collaboration with local health authorities, the Contractor shall ensure that medical staff, first aid facilities, sick bay and ambulance service are available at all times at the Site and at any accommodation for Contractor’s and Employer’s personnel, and that suitable arrangement are made for all necessary welfare and hygiene requirements and for the prevention of epidemics.

The Contractor shall appoint such relevant qualified and designated Health and Safety Officer at the Site, responsible for maintaining safety and protection against accidents. The said Health and Safety Officer shall be qualified for this responsibility, and shall have the authority to issue instructions and take protective measures to prevent accidents. Throughout the execution of the Works, the Contractor shall provide whatever is required by the Health and Safety Officer in order for him to exercise his responsibilities.

The Contractor shall send to the Employer details of any accident as soon as practicable after its occurrence. The Contractor shall maintain records and make reports concerning health, safety and welfare of persons, and damage to property, as the Employer may reasonably require.

Contractor’s Superintendence	6.2	The Contractor shall provide all necessary superintendence during the design and execution of the Works, and as long thereafter as the Employer may consider necessary for the proper fulfilling of the Contractor’s obligations under the Contract. Such superintendence shall be given by sufficient persons having adequate knowledge of the operations to be carried out (including the methods and techniques required, the hazards likely to be encountered and methods of preventing accidents) for the satisfactory and safe execution of the Works.

Contractor’s Personnel	6.3	The Contractor shall employ (or cause to be employed) only persons who are appropriately qualified, skilled and experienced in their respective trades or occupations. The Employer may require the Contractor to remove (or cause to be removed) any person employed on the Site or Works, including the Contractor’s Representative, who in the opinion of the Employer:

		(a) persists in any misconduct,

		(b) is incompetent or negligent in the performance of his duties,

		(c) fails to conform with any provisions of the Contract, or

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

		(d) persists in any conduct which is prejudicial to safety, health, or the protection of the environment.

		If appropriate, the Contractor shall then appoint (or cause to be appointed) a suitable replacement person.

Disorderly Conduct	6.4	The Contractor shall at all times take all reasonable precautions to prevent any unlawful, riotous or disorderly conduct by or amongst his staff and labour, and to preserve peace and protection of persons and property in the neighbourhood of the Works against such conduct.

	7	Plant, Materials and Workmanship

Manner of Execution	7.1

All Works under the Contract including all Plant and Materials to be supplied and/or manufactured, shall be executed :

(a)    in the manner set out in the Contract, and.

(b)    In a proper workmanlike and careful manner, in accordance with recognised good practice, and

(c)    With properly equipped facilities and non-hardzardous materials, except as otherwise specified in the Contract.

Delivery to Site	7.2	The Contractor shall be responsible for procurement, transport, receiving, unloading and safe keeping of all Plant, Materials, Contractor’s Equipment and other things required for the completion of the Works.

Inspection	7.3

The Employer shall be entitled to have full access, during manufacture, fabrication and preparation at any places where works are being carried out or where materials including natural materials are being obtained, to inspect, examine and test the materials and workmanship, and to check the progress of manufacture, of all Plant and Materials to be supplied under the Contract.

The Contractor shall give the Employer full opportunity to inspect, examine, measure and test any work on Site or wherever carried out including providing access, facilities, permissions and safety equipment. No such activity shall relieve the Contractor from any obligation or responsibility.

Testing	7.4	If the Contract provides for tests, or if such tests are necessary for complying with any statutory requirement or verification of quality and standard of the Works, the Contractor shall provide all documents and other information necessary for testing and such assistance, labour, materials, electricity, fuel, stores, apparatus and instruments as are necessary to carry out such tests efficiently.

Rejection	7.5	If, as a result of inspection, examination or testing, the Employer decides that any Plant, Materials, design or workmanship is defective or otherwise not in accordance with the Contract, the Employer may reject such Plant, Materials, design or workmanship and shall notify the Contractor promptly, stating his reasons. The Contractor shall then promptly make good the defect and ensure that the rejected item complies with the Contract after rectification including carrying out any re-testing as necessary.

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Remedial Work	7.5a

Notwithstanding any previous test or certification, the Employer is empowered to instruct the Contractor to :

(a)    remove from the Site and replace any Plant or Material which is not in accordance with the Contract,

(b)    remove and re-execute any other work which is not in accordance with the Contract, and

(c)    execute any work which is urgently required for the safety of the Works, if such arises because of an accident or unforeseeable event and not due to Contractor’s own fault in the design of the Works.

The Contractor shall comply with the instruction within a reasonable time, which shall be the time (if any) specified in the Employer’s instruction, or immediately if urgency is specified under sub-paragraph ( c ). It is expressly stipulated that all costs incurred by the Contractor under the above clauses (a) and (b) shall not be considered as part of the Prime Cost.

If the Contractor fails to comply with the instruction, the Employer shall be entitled to employ and pay other persons to carry out the works and all costs and expenses incurred by the Employer shall be deducted from monies payable to the Contractor.

Ownership of Plant and Materials	7.6	Each item of Plant and Materials shall become the property of the Employer at whichever is the earlier of the following times, free from liens and other encumbrances :
		(a) When it has been incorporated into the Works; or

		(b) when the Contractor has received payment of the value of the Plant and Materials.

	8	Commencement, Delays and Suspension

Commencement of Works	8.1	The Contractor shall commence the design and execution of the Works (or Section, as the case may be) as soon as is reasonably possible after the receipt of a notice to this effect from the Employer. The Contractor shall then proceed with the Works with due expedition and without delay, until completion.

Time for Completion	8.2	The Contractor shall complete the whole of the Works, and each Section (if any), within the Time for Completion for the Works or such Section (as the case may be) as stated in Part II.

Extension of Time for Completion	8.3	The Contractor may apply for an extension of the Time for Completion if he is or will be delayed either before or after the Time for Completion by any of the following causes:
		(a) a variation (unless an adjustment to the Time for Completion is agreed under Sub-Clause 14.2),

		(b) a force majeure event (as defined in Sub-Clause 19.1),

		(c) a cause of delay giving an entitlement to extension of time under a Sub-Clause of these Conditions,

		(d) any delay, impediment or prevention by the Employer,

		(e) any special circumstance of any kind whatsoever

		If the Contractor intends to apply for an extension of the Time for Completion, the Contractor shall give notice to the Employer of such intention as soon as possible and in any event within 28 days of the start of the event giving rise to the delay, together with any other notice required by the Contract and relevant to such cause. The Contractor shall keep such contemporary records as may be necessary to substantiate any application, either on the Site or at another location acceptable to the Employer, and such other records as may reasonably be requested by the Employer. The Contractor shall permit the Employer to inspect all such records, and shall provide the Employer with copies as required.

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Within 28 days of the first day of such delay (or such other period as may be agreed by the Employer), the Contractor shall submit full supporting details of his application. Except that, if the Contractor cannot submit all relevant details within such period because the cause of delay continued for a period exceeding 7 days, the Contractor shall submit interim details at intervals of not more than 28 days (from the first day of such delay) and full and final supporting details of his application within 21 days of the last day of delay.

The compliance with the above submission requirements by the Contractor are conditions precedent to his application for extension of Time for Completion being considered by the Employer.

		The Employer shall proceed in accordance with Sub-Clause 2.7 to agree or determine either prospectively or retrospectively such extension of the Time for Completion as may be due. The Employer shall notify the Contractor accordingly. When determining each extension of time, the Employer shall review his previous determinations and may revise, but shall not decrease, the total extension of time.

Rate of Progress	8.4	If , at any time, the Contractor’s actual progress falls behind the programme referred to in Sub-Clause 4.8, or it becomes apparent that it will so fall behind, the Contractor shall submit to the Employer a revised programme taking into account the prevailing circumstances.

Liquidated Damages for Delay	8.5	If the Contractor fails to comply with Sub-Clause 8.2, and the Employer certifies in writing that in his opinion the Works or any Section thereof ought reasonably so to have been completed by the Time for Completion, the Contractor shall pay to the Employer the relevant sum stated in Part II as liquidated damages for such default (which sum shall be the only monies due from the Contractor for such default) for every day or part of a day which shall elapse between the relevant Time for Completion and the date stated in the Completion Certificate; except that the total payment shall not exceed the limit of liquidated damages (if any) stated in Part II.

		The Employer may, without prejudice to any other method of recovery, deduct the amount of such damages from any monies due, or to become due, to the Contractor. In the event of an extension of time being granted under Sub-Clause 8.3, the amount due under this Sub-Clause shall be recalculated accordingly, and any over-payment shall be included in the next payment certificate to the Contractor. The payment or deduction of such damages shall not relieve the Contractor from his obligation to complete the Works, or from any other of his duties, obligations or responsibilities under the Contract.

		At any time after the Employer become entitled to liquidated damages, the Employer may give notice to the Contractor under Sub-Clause 15.1, requiring the Contractor to complete within a specified reasonable time for completion. Such action shall not prejudice the Employer’s entitlements to payment under this Sub-Clause and to terminate under Sub-Clause 15.2

Suspension of Work	8.6	The Employer may at any time instruct the Contractor to suspend progress of part of all of the Works. During suspension, the Contractor shall protect, store and secure such part of the Works against any deterioration, loss or damage.

Consequences of Suspension	8.7	If the Contractor suffers delay and/or incurs loss and/ or expense in following the Employer’s instructions under Sub-Clause 8.6, and in subsequent resumption of the work, the Contractor shall give a notice of such effects to the Employer. After receipt of such notice the Employer shall proceed in accordance with Sub-Clause 2.7 to agree or determine:

		(a) any extension of time to which the Contractor is entitled under Sub-Clause 8.6, and

		(b) the amount of such direct loss and/ or expense to be included in the Prime Cost, plus the Percentage Fee;

		and shall notify the Contractor accordingly. The Contractor shall not be entitled to such extension of time and payment of loss and/ or expense and the cost to protect, store and secure such part of the Works during suspension, if the suspension is due to a cause attributable to the Contractor’s default.

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	9	Completion

Completion of the Works	9.1	When the Works have been practically completed and have satisfactorily passed any final acceptance or commissioning test and/or have obtained the relevant statutory approval / licence / permit for occupation that may be prescribed by the Contract, the Contractor may serve notice in writing to that effect to the Employer, accompanied by an undertaking to carry out any outstanding work during the Defects Liability Period, requesting the Employer to issue a certificate of practical completion in respect of the Works. The Employer shall, within 21 days of the date of receipt of such notice either:

		(a) issue a certificate of practical completion stating the date on which, in the Employer’s opinion, the Works were practically completed in accordance with the Contract, or

(b)    give instructions in writing to the Contractor specifying all the work which, in the Employer’s opinion, is required to be done by the Contractor before such certificate can be issued, in which case the Contractor shall not be permitted to make any further request for a certificate of practical completion and the provisions of Sub-Clause 9.2 shall apply.

Practical Completion Certificate	9.2

Notwithstanding the provisions of Sub-Clause 9.1, as soon as in the opinion of the Employer the Works have been practically completed and satisfactorily passed any final acceptance or commissioning test which may be prescribed by the Contract, the Employer shall issue a certificate of practical completion in respect of the Works and Practical Completion of the Works shall be deemed for all the purposes of this Contract to have taken place on the day named in such certificate.

The Contractor shall carry out any outstanding work as soon as practicable after the issue of the certificate of practical completion or as reasonably directed by the Employer.

Sectional Completion	9.3	The provisions of Sub-Clause 9.1 and 9.2 shall apply equally to any Section.

(a)    The Employer shall give a certificate of practical completion in respect of any part of the Works which has been completed to the satisfaction of the Employer and is required by the Employer for permanent occupation or use before the completion of the Works or any Section.

(b)    The Employer, following a written request from the Contractor, may give a certificate of practical completion in respect of any substantial part of the Works which has been completed to the satisfaction of the Employer before the completion of the Works or any Section and is capable of permanent occupation and/ or permanent use by the Employer.

(c)    When a certificate of practical completion is given in respect of a part of the Works such part shall be considered as completed and the Defects Liability Period for such part shall commence on the day following the date of completion stated in such certificate.

	10	Employer’s Taking Over

Taking-Over the Works	10.1	The Works or Section (as the case may be) shall be taken over by the Employer when they have been completed in accordance with Sub-Clause 9.2.

Use by the Employer	10.2	The Employer shall not use any part of the Works unless the Employer has issued a Practical Completion Certificate for such part. If a Practical Completion Certificate has been issued for any part of the Works (other than a Section), the liquidated damages for delay in completion of the remainder of the Works (and of the Section of which it forms part) shall, for any period of delay after the date stated in such Practical Completion Certificate, be reduced in the proportion which the value of the part so certified bears to the value of the Works or Section (as the case may be); such values shall be determined by the Employer in accordance with the provisions of Sub-Clause 2.7. The provisions of this paragraph shall only apply to the rate of liquidated damages under Sub-Clause 8.5, and shall not affect the limit of such damages.

		If the Employer does use any part of the Works before the Practical Completion Certificate is issued:

		(a) the part which is used shall be deemed to have been taken over at the date on which it is used,

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		(b) the Employer shall, when requested by the Contractor, issue a Practical Completion Certificate accordingly, and

		(c) the Contractor shall cease to be liable for the care of such part from such date, when responsibility shall pass to the Employer.

		After the Employer has issued a Practical Completion Certificate for a part of the Works, the Contractor shall be given the earliest opportunity to take such steps as may be necessary to carry out any outstanding work or tests, and the Contractor shall carry out such work or tests as soon as practicable, before the expiry of the Defects Liability Period.

	11	Not Used.

	12	Defects Liability

Remedying Defects	12.1

The Defects Liability Period commences on the date following the date stated in the Employer’s certificate of practical completion in sub-clause 9.1 or 9.3 above. Any defects, shrinkages or other faults which shall appear within the Defects Liability Period and which are due to design faults errors or deficiencies or due to materials or workmanship not in accordance with this Contract shall be specified by the Employer in a Schedule of Defects which he shall deliver to the Contractor from time to time as appropriate and the last of such Schedule of Defects by not later than fourteen days after the expiration of the said Defects Liability Period, and within a reasonable time after receipt of each such Schedule, the defects, shrinkages and other faults therein specified shall be made good by the Contractor entirely at his own cost.

Notwithstanding the provisions above, the Employer may whenever he considers it necessary so to do, issue instructions requiring any defect, shrinkage or other fault which shall appear within the Defects Liability Period and which is due to design faults errors or deficiencies or due to materials or workmanship not in accordance with this Contract to be made good within such reasonable time or times specified in the said instruction, and the Contractor shall within such time or times after receipt of such instructions comply with the same entirely at his own cost. Provided that no such instructions shall be issued after delivery of a Schedule of Defects or after fourteen days from the expiration of the said Defects Liability Period.

Failure to Remedy Defects	12.2	If the Contractor is unable (due to practical difficulties) or fails to remedy the defect or damage by such date, the Employer may (at his sole discretion):

(a)    carry out the work himself or by others, in a reasonable manner and at the Contractor’s cost, but the Contractor shall have no responsibility for such work: the costs properly incurred by the Employer in remedying the defect or damage shall be recoverable from the Contractor by the Employer; or

		(b) determine in accordance with Sub-Clause 2.7 and certify a reasonable reduction in the Prime Cost of the Works, plus the Percentage Fee.

Removal of Defective Work	12.2a	If the defect or damage cannot be remedied expeditiously on the Site and the Employer gives consent, the Contractor may entirely at his own cost remove from the Site for the purpose of repair such items of Work as are defective or damaged. The Employer may require the Contractor to provide some form of security to the Employer in connection with the removal of the said items of Work from the Site and the Contractor shall comply therewith if he desires to obtain the Employer’s consent in this respect.

Further tests	12.2b	If the work of remedying of any defect or damage may affect the performance of the Works, the Employer may require the repetition of any of the tests described or prescribed in the Contract for the acceptance of such Works. These tests shall then be carried out by the Contractor entirely at his own costs and risks.

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Right of Access	12.3	Until the Certificate of Making Good Defects has been issued, the Contractor shall have the right of access to all parts of the Works and to records of the working and performance of the Works, except as may be inconsistent with any reasonable security restrictions by the organisation responsible for operating the Works.

Certificate of Making Good Defects	12.4	The Certificate of Making Good Defects shall be given by the Employer by the date 28 days after the expiry of the Defects Liability Period of the Works or Section (as the case may be), or as soon after such date as the Contractor has completed all the Works and rectified all the defects, whichever is the latest. The Certificate shall state the date on which the Contractor has completed his obligations on Making Goods Defects.

Unfulfilled Obligations	12.5	After the Certificate of Making Good Defects has been issued, the Contractor and the Employer shall remain liable for the fulfilment of any obligation which remains unperformed at that time. For the purposes of determining the nature and extent of any such obligation, the Contract shall be deemed to remain in force.

	13	Contract Price and Payment

The Contract Price	13.1	Payment for the Works shall be made on a prime cost basis plus Percentage Fee subject to the other relevant provisions in these Conditions and the Guaranteed Maximum Price provisions annexed to the Particular Conditions.

Advance Payments	13.2

The Employer may, at his sole discretion, at any time during the Contract and upon the application by the Contractor, make interest-free advance payments to the Contractor for the purpose of the Contractor’s mobilization or for other reasons in connection with the Contract. For the purpose of this clause, advance payments shall mean payments of such items of Prime Cost as defined in Schedule 1 of the Contract but which the Contractor could not provide the necessary substantiation at the time of application. The total value of such advance payments, the number and timing of instalments (if more than one) and the method of deductions or set off against subsequent payments by the Employer shall be as stated clearly by the Contractor in his application which are subject to the Employer’s acceptance or modification otherwise at the Employer’s own discretion.

Any such advance payments being made by the Employer shall be set off as deductions from monies due to the Contractor in subsequent interim payments in the manner agreed between the Employer and the Contractor until the full amount of the advance payments has been set off.

Payment	13.3

The Employer shall at the times and in the manner hereinafter provided pay to the Contractor :

(a)    The Prime Cost of the Works, and

(b)    The Percentage Fee stated in Schedule 2 hereto.

The Contractor shall ensure that all items of Prime Costs are reasonably incurred, shall check that the amounts as claimed by sub-contractors, suppliers or labour are in accordance with the relevant sub-contracts or contracts of sales or contracts of employment, and shall take all reasonable steps to check the authenticity and reasonable accuracy and appropriateness of the accounts or the extent of work done being claimed. The Employer shall not be obliged to check the accounts, but he may instruct or engage the Quantity Surveyor to check the accounts including the accounts of any sub-contractors and suppliers. Any checking shall not relieve the Contractor of his responsibility and liability herein.

Payment Application	13.4

At monthly interval after the Commencement Date, the Contractor shall submit to the Employer (with copy to the Quantity Surveyor) a detailed and up-to-date account of the prime costs (nett of applicable discounts) payable (before retention) in respect of :

(a)    the works properly executed (including design of the Works);

(b)    the materials and goods delivered to or adjacent to the Works for use thereon including formwork and scaffolding;

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

(c)    any off-site materials or goods provided that :

(i)     Such materials or goods are intended for inclusion in the Works;

(ii)    Such materials or goods are in accordance with this Contract;

(iii)  The Contractor furnishes to the Employer reasonable proof that the premises where the materials or goods have been assembled or stored are owned or leased by the Contractor;

(iv)   Such materials or goods have been and are set apart at the premises where they have been assembled or stored, and have been clearly and visibly marked, individually or in sets, so as to identify the person to whose order they are held, and their destination as being the Works;

(v)    The Contractor furnishes to the Employer evidence that such materials or goods are insured against the perils set out in these Conditions;

(vi)   The Contractor furnishes to the Employer reasonable proof that the property in such materials or goods has been duly vested in the Contractor and that the conditions set out in paragraphs (i) to (v) of this sub-clause have been complied with.

(d)    any deposit payable in respect of materials order for the works.

Interim Payment Certificates	13.5

Within 21 days after the receipt of the Contractor’s monthly account, the Quantity Surveyor shall make a recommendation to the Employer of the amount which he considers to be payable in accordance with the provisions in the Contract, The Employer shall then (within 4 working days of receiving the Quantity Surveyor’s recommendation) issue a certificate stating the amount due to the Contractor from the Employer and the Contractor shall on presenting any such certificate to the Employer be entitled to payment therefor within the Period for Honouring Certificates as stated in Part II.

The amount stated as due in a payment certificate shall be the sum of the amounts computed in the following paragraphs :

(a)    the prime costs (before retention) shown in the Contractor’s monthly account which complies with the requirements of this Agreements , plus

(b)    the Percentage Fee on prime costs as stated in Schedule 2 of this Agreement; less

(c) an amount of retention, calculated from the total of (a) and (b) above times the percentage retention and subject to a maximum amount both as stated in Part II ;

The said amount retained by virtue of this sub-clause (c) shall be subject to the following rules :

(i)     Any payment by the Contractor to designers etc. engaged by him and subject to separate stage payment under their respective agreement shall not be subject to retention.

(ii)    The Employer’s interest in any amounts to be retained shall be fiduciary as trustee for the Contractor (but without obligation to invest), and the Contractor’s beneficial interest therein shall be subject only to the right of the Employer to have recourse thereto from time to time for payment of any amount which he is entitled under the provisions of this Agreement to deduct from any sum due or to become due to the Contractor.

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

(iii)  On the issue of the Practical Completion Certificate for the Works or Sections, the Employer shall issue a certificate for 50% of the total amounts of retention then so retained for the Works or Sections and the Contractor shall be entitled to payment of the said 50% within the Period for Honouring Certificates as stated in Part II.

(iv)   On the issue of the Certificate of Completion of Making Good Defects for the Works or Sections, the Employer shall issue a certificate for the residue of the amounts then so retained for the Works or Sections and the Contractor shall be entitled to payment of the said residue within the Period for Honouring Certificates as stated in Part II; (plus or minus) as the case may be.

		(d) any amounts to be added or deducted for the advance payments or repayments in accordance with Sub-Clause 13.2; less

		(e) any amounts previously paid under this clause; less

		(f) deductions which the Employer is entitled to make under this Agreement.

Open Book	13.6

The Contractor shall keep full and accurate accounts of, and all original invoices, records and receipts relating to, all payments made and work performed for the purpose of the Contract. The Contractor shall adopt an “Open Book” policy for this Contract and details of the accounts will be made available (via electronic or other means acceptable to the Employer) for inspection by the Employer. The Contractor shall also provide all justifications and explanations on every prime cost items if so requested by the Employer (and/or the Quantity Surveyor).

Before issuing any certificate under clause 13.5 hereinabove, the Employer may request the Contractor to furnish him reasonable proof that all amounts (less due retentions) included in the calculation of the amount stated as due in previous certificates in respect of any of the Subcontractors, and subject to the terms of payment of the said Subcontract, have been duly discharged, and if the Contractor fails to comply with such request and unless he shall produce to the Employer in writing reasonable cause for withholding or refusing to discharge such amounts as are due and also reasonable proof that he has so informed the Subcontractor, then the Employer may at his sole discretion himself pay such amounts to any Subcontractor concerned and deduct the same from any monies due or become due to the Contractor.

Final Ascertainment of Prime Cost	13.7	Within the Period of Final Ascertainment of Prime Cost as stated in Part II, the Contractor shall prepare and submit to the Employer a full account of the Prime Cost of the Works. Either before or within a reasonable time after the Completion of the Works, the Contractor shall send to the Employer all documents which are necessary for the purposes of the computations required by this Agreement.

		So soon as practicable but before the expiration of three months from the end of the Defects Liability Period as stated in Part II or from completion of making good defects under clause 12 of this Agreement or from receipt by the Employer of the documents referred to in the preceding paragraph, whichever is the latest, the Employer shall issue the Final Certificate. The Final Certificate shall state :

		(a) the sum of all amounts previously certified; and

		(b) the sum of the Prime Cost of the Works (including any ascertained loss and/ or expense) plus the Percentage Fee stated in Schedule 2 hereto, andthe difference (if any) between the two sums shall

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		be expressed in the said certificate as a balance due to the Contractor from the Employer or to the Employer from the Contractor as the case may be. Subject to any deductions authorised by this Agreement, the said balance as from the fourteenth day after presentation of the Final Certificate by the Contractor to the Employer shall be a debt payable by the Employer to the Contractor or as the case may be as from the fourteenth day after issue of the Final Certificate shall be a debt payable by the Contractor to the Employer.

Credits	13.8	Credits are to be given by the Contractor for materials, and equipment reverting to the Contractor at the completion of the Contract. The valuation of materials and equipment reverting to the Contractor shall be subject to mutual agreement between the Employer and the Contractor.

Final Certificate	13.9	Unless a written request to concur in the appointment of an arbitrator shall have been given under Clause 20 of these Conditions by either party before the Final Certificate has been issued or by the Contractor within fourteen days after such issue, the said certificate shall be conclusive evidence in any proceedings arising out of this Agreement (whether by arbitration under Clause 20 of these Conditions or otherwise) that the Works have been properly carried out and completed, that the prime cost has been ascertained in accordance with the terms of this Agreement and that any necessary effect has been given to the terms of this Agreement which require an adjustment to be made to the Percentage Fee stated in the Schedule 2 hereto, except and in so far as any sum mentioned in the said certificate is erroneous by reason of :

		(a) fraud, dishonesty or fraudulent concealment relating to the Works, or any part thereof, or to any matter dealt with in the said certificate; or

(b)    any defect (including any omission) in the Works, or any part thereof which reasonable inspection or examination at any reasonable time during the carrying out of the Works or before the issue of the said certificate would not have disclosed;

         or

		(c) any accidental inclusion or exclusion of any work, materials, goods or figure in any computation or any arithmetical error in any computation.

		Save as aforesaid no certificate of the Employer or the Employer shall of itself be conclusive evidence that any work, materials or goods to which it relates are in accordance with this Agreement.

	14	Variations

Right to Vary	14.1	Variations may be initiated by the Employer at any time during the Contract Period. If the Employer requests the Contractor to submit a proposal and subsequently elects not to proceed with the change, the Contractor shall be reimbursed for the cost incurred, including design services and other abortive works in connection with the request.

Variation Procedure	14.2	If the Employer requests a proposal, prior to instructing a Variation, the Contractor shall submit as soon as practicable:

		(a) a description of the proposed design and/or work to be performed and a programme for its execution,

		(b) the Contractor’s proposal for any necessary modifications to the programme according to Sub-Clause 4.18, and

		(c) the Contractor’s proposal for adjustment to the Guaranteed Maximum Price, Time for Completion and/or modifications to the Contract.

		The Employer shall, as soon as practicable after receipt of such proposals, respond with approval, rejection or comments.

		If the Employer instructs or approves a Variation, he shall proceed in accordance with Sub-Clause 2.7 to agree or determine adjustments to the Guaranteed Maximum Price and Time for Completion.

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Payment in Applicable Currencies	14.3	The Contract Price shall be paid in Hong Kong dollars.

Provisional Sums	14.4	Each Provisional Sum shall only be used, in whole or in part, in accordance with the Employer’s instructions. The total sum paid to the Contractor shall include only such amounts for the work, supplies or services to which such Provisional Sums relate as the Employer shall have instructed. For each Provisional Sum, the Employer may order:

		(a) work to be executed (including Plant, Materials or services to be supplied) by the Contractor

		(b) Plant, Materials or services to be purchased by the Contractor.

		The Contractor shall, when required by the Employer, produce quotation, invoices, vouchers and accounts or receipt in substantiation.

	15	Default of Contractor

Notice to Correct	15.1	If the Contractor fails to carry out any of his obligations, or if the Contractor is not executing the Works in accordance with the Contract, the Employer may give notice to the Contractor by registered post or recorded delivery requiring him to make good such failure and remedy the same within a specified reasonable time. Any costs arising from the default and the remedy shall not be considered as part of the Prime Cost.

Termination	15.2	If the Contractor:

		(a)	fails to comply with a notice under Sub-Clause 15.1,

		(b)	abandons or repudiates the Contract,

		(c)	without reasonable excuse fails:

(i) to commence the Works in accordance with Sub-Clause 8.1,

(ii) to proceed with the Works in accordance with Clause 8, or

(iii) to demonstrate that sufficient design capability is employed in the design of the Works to achieve completion within the Time for Completion,

		(d)	becomes bankrupt or makes a composition or arrangement with his creditors or has a winding up order made or (except for purposes of reconstruction or amalgamation) a resolution for voluntary winding up passed or has a liquidator or receiver or manager of his business or undertaking duly appointed or has possession taken by or on behalf of the holders of any debentures secured by a floating charge or of any property comprised in or subject to the floating charge,

		(e)	fails to comply with a notice issued under Sub-Clause 7.5 within 28 days after having received it, or

		(f)	assigns the Contract without the required consent,

then the Employer may, after having given 14 days’ notice to the Contractor by registered post or recorded delivery, terminate the Contractor’s employment under the Contract and expel him from the
Site. The Contractor shall then deliver all Construction Documents, and other design documents made by or for him, to the Employer. The Contractor shall not be released from any of his obligations or liabilities under the Contract. The rights and authorities conferred on the Employer and the Employer by the Contract shall not be affected.

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		The Employer may upon such termination complete the Works himself and/or by any other contractor appointed by the Employer. The Employer or such other contractor may use for such completion so much of the Construction Documents, other design documents made by or on behalf of the Contractor, Contractor’s Equipment, Temporary Works, Plant and Materials as he or they may think proper. Upon completion of the Works, or at such earlier date as the Employer thinks appropriate, the Employer shall give notice that the Contractor’s Equipment and Temporary Works will be released to the Contractor at or near the Site. The Contractor shall remove or arrange removal of the same from such place without delay and at his cost.

Valuation at Date of Termination	15.3	The Employer shall, as soon as possible after termination under Sub-Clause 15.2, determine and advice the Contractor of the value of the Construction Documents, Plant, Materials, Contractor’s Equipment and Works and all sums then due to the Contractor as at the date of termination.

Payment after Termination	15.4	After termination under Sub-Clause 15.2, the Employer shall not be liable to make any further payments to the Contractor until the costs of design, execution, completion and remedying of any defects, damages for delay in completion (if any), and all other costs incurred by the Employer, have been established.

		The Employer shall be entitled to recover from the Contractor the extra costs, if any, of completing the Works after allowing for any sum due to the Contractor under Sub-Clause 15.3. If there are no such extra costs, the Employer shall pay any balance to the Contractor.

	16	Default of Employer

Contractor’s Entitlement to Suspend Work	16.1	If the Employer fails to pay the Contractor the amount due under any certificate of the Employer, and fails to provide the justification which he considers that the Contractor is not entitled to such amount, then within 21 days after the expiry of the time stated in Sub-Clause 13.4 within which payment is to be made, and except for any deduction that the Employer is entitled to make under the Contract, the Contractor may suspend work or reduce the rate of work after giving not less than 7 days’ prior notice to the Employer (with a copy to the Quantity Surveyor). Such action shall not prejudice the Contractor’s entitlements to payment under Sub-Clause 13.3 and to terminate under Sub-Clause 16.2.

		If the Contractor suspends work or reduces the rate of work, and the Employer subsequently pays the amount due (including payment in accordance with Sub-Clause 13.4), the Contractor’s entitlement under Sub-Clause 16.2 shall lapse in respect of such delayed payment, unless notice of termination has already been given, and the Contractor shall resume normal working as soon as is reasonably possible.

		If the Contractor suffers delay and/or incurs direct loss and/ or expense as a result of suspending work or reducing the rate of work in accordance with this Sub-Clause, the Contractor shall give notice to the Employer. After receipt of such notice, the Employer shall proceed in accordance with Sub-Clause 2.7 to agree or determine:

		(a) any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

		(b) the amount of such direct loss and / or expense to be included in the Prime Cost, plus the Percentage Fee which shall be payable to the Contractor,

		and shall notify the Contractor accordingly.

Termination	16.2	If the Employer:

(a)    fails to pay the Contractor the amount due under any certificate of the Employer within 30 days after the expiry of the time stated in Sub-Clause 13.5 within which payment is to be made (except for any deduction that the Employer is entitled to make under the Contract),

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

(b)    becomes bankrupt or makes a composition or arrangement with his creditors or has a winding up order made or (except for the purposes of reconstruction or amalgamation) a resolution for voluntary winding up passed or has a liquidator or receiver or manager of his business or undertaking duly appointed or has possession taken by or on behalf of the holders of any debentures secured by a floating charge or of any property comprised in or subject to the floating charge,

		(c) consistently fails to meet the Employer’s obligations under the Contract, or

		(d) assigns the Contract without the Contractor’s consent,

		or, if a prolonged suspension affects the whole of the Works as described in Sub-Clause 8.6, then the Contractor may terminate his employment under the Contract by giving notice to the Employer by registered post or recorded delivery, with a copy to the Quantity Surveyor. Such notice shall take effect 14 days after the giving of the notice.

Cessation of Work and Removal of Contractor’s Equipment	16.3	After termination under Sub-Clause 16.2, the Contractor shall:

(a)    cease all further work, except for such work as may be necessary and instructed by the Employer for the purpose of making safe or protecting those parts of the Works already executed, and any work required to leave the Site in a clean and safe condition,

		(b) hand over all Construction Documents, Plant and Materials for which the Contractor has received payment

		(c) hand over those other parts of the Works executed by the Contractor up to the date of termination, and

		(d) remove all Contractor’s Equipment which is on the Site and repatriate all his staff and labour from the Site.

		Any such termination shall be without prejudice to any other right of the Contractor under the Contract.

Payment on Termination	16.4	After termination under Sub-Clause 16.2, the Employer shall pay the Contractor an amount calculated and certified in accordance with Sub-Clause 19.6 plus the amount of any loss or damage, including loss of profit, which the Contractor may have suffered in consequence of termination.

	17	Risk and Responsibility

Indemnity	17.1

The Contractor shall indemnify and hold harmless the Employer, the Employer’s Representative, their contractors, agents and employees from and against all claims, damages, losses and expenses arising out of or resulting from the Works, including professional services provided by the Contractor.

These indemnification obligations shall be limited to claims, damages, losses and expenses which are attributable to bodily injury, sickness, disease or death, or to injury to or destruction of physical property (other than the Works). Such obligations shall also be limited to the extent that such claims, damages, losses or expenses are caused in whole or in part by a breach of a duty of care, imposed by law on the Contractor or anyone directly or indirectly employed by the Contractor.

Contractor’s Care of the Works	17.2

The Contractor shall take full responsibility for the care of the Works from the Commencement Date until the date of issue of the Completion Certificate, when responsibility shall pass to the Employer. If the Employer issues a Completion Certificate for any Section or part of the Works, the Contractor shall cease to be responsible for the care of that Section or part from the date of issue of such Completion Certificate, when responsibility shall pass to the Employer.

The Contractor shall take responsibility for the care of any outstanding work which is required to be completed prior to the expiry of the Contract Period, until the Employer confirms in writing that such outstanding work has been completed.

If any loss or damage happens to the Works, arising from any cause other than the Employer’s risks listed in Sub-Clause 17.3, during the period for which the Contractor is responsible, the Contractor shall rectify such loss or damage, at his cost, so that the Works conform with the Contract.

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Employer’s Risks	17.3

The Employer’s risks of loss and damage are:

(a)    war, hostilities (whether war be declared or not), invasion, act of foreign enemies,

(b)    rebellion, revolution, insurrection, or military or usurped power, or civil war,

(c)    ionising, radiations, or contamination by radio-activity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radio-active toxic explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component of such assembly,

(d)    pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds,

(e)    riot, commotion or disorder, unless solely restricted to employees of the Contractor or of his Subcontractors and arising from the conduct of the Works,

(f)     loss or damage due to the use or occupation by the Employer of any Section or part of the Works, except as may be provided for in the Contract, and

(g)    any operation of the forces of nature against which an experienced contractor could not reasonably have been expected to take precautions.

Consequences of Employer’s Risk	17.4

The Contractor shall give notice, to the Employer of an Employer’s risk upon it becoming known to the Contractor. If an Employer’s risk results in loss or damage, the Contractor shall rectify such loss or damage. If the Contractor suffer delay and/or incurs loss and/ or expense as a result of any Employer’s risk, the Contractor shall give further notice to the Employer. After receipt of such further notice the Employer shall proceed in accordance with Sub-Clause 2.7 to agree or determine

(a)    any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

(b)    the amount of such loss and/ or expense to be included in the Prime Cost, plus the Percentage Fee, which shall be payable to the Contractor,

and shall notify the Contractor accordingly.

	18	Insurance, Warranties and Guarantees

Professional Indemnity Insurance	18.1

The Contractor shall effect professional indemnity insurance, which shall insure the Contractor’s liability by reason of professional negligence in the design of the Works. Such insurance shall be for a limit of not less than the amount specified in Part II .

The Contractor shall use his best endeavours to maintain such professional indemnity insurance in full force and effect throughout the periods of his liability under the Contract.

Insurance for Works and Contractor’s Equipment	18.2

The Contractor shall insure the Construction Documents, Plant, Materials, and Works in the joint names of the Employer, the Contractor and Subcontractors, against all loss or damage. This insurance shall cover loss or damage from any cause other than the Employer’s risks listed in Sub-Clause 17.3 sub-paragraphs (a), (b) (c) and (d) in so far as such insurance is readily obtainable. Such insurance shall be for a limit of not less than the full replacement cost (including profit) and shall also cover the costs of demolition and removal of debris. The coverage shall be no less than that stated in Part II. Such insurance shall be in such a manner that the Employer and the Contractor are covered from the date by which the evidence is to be submitted under Sub-Clause 18.5(a), until one month after the date of issue of the Practical Completion Certificate for the Works. The Contractor shall extend such insurance to provide cover until the date of issue of the Certificate of Making Good Defects, for loss or damage for which the Contractor is liable arising from a cause occurring prior to the issue of the Practical Completion Certificate, and for loss or damage occasioned by the Contractor or Subcontractors in the course of any other operations (including those under Clause 12).

The Contractor shall insure the Contractor’s Equipment in the joint names of the Employer, the Contractor and Subcontractors, against all loss or damage. The insurance shall cover loss or damage from any cause other than the Employer’s risks listed in Sub-Clause 17.3 sub-paragraphs (a), (b), (c) and (d) in so far as such insurance is readily obtainable. Such insurance shall be for a limit of not less than the full replacement value (including delivery to Site). Such insurance shall be in such a manner that each item of equipment is insured while it is being transported to the Site and throughout the period it is on or near the Site.

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Insurance against Injury to Persons and Damage to Property	18.3	The Contractor shall insure against liability to third parties, in the joint names of the Employer, the Contractor and Subcontractors, for any loss, damage, death or bodily injury which may occur to any physical property (except things insured under Sub-Clause 18.2) or to any person (except persons insured under Sub-Clause 18.4), which may arise out of the performance of the Contract and occurring before the issue of the Certificate of Making Good Defects. Such insurance shall be for a limit of not less than the amount specified in Part II.

Insurance for Workers	18.4	The Contractor shall effect and maintain insurance against losses and claims arising from the death or injury to any person employed by the Contractor or any Sub-contractors of any tier, in such a manner that the Employer is fully indemnified under the said policy of insurance. Such insurance shall include workmen’s compensation insurance and all other compulsory insurances as may be required by Law.

General Requirements for Insurances	18.5

Each insurance policy shall be consistent with the general terms agreed in writing prior to the Effective Date, and such agreement shall take precedence over the provisions of this Clause.

The Contractor shall, within 28 days of the Effective Date, submit to the Employer:

(a)    evidence that the insurances described in this Clause have been effected, and

(b)    copies of the policies for the insurances described in Sub-Clauses 18.2 and 18.3

(c)    statements from relevant insurance undertakers that the insurances complies fully with the requirements of the Contract.

When each premium has been paid, the Contractor shall submit copy of receipts to the Employer.

The Contractor shall effect all insurances for which he is responsible with insurers and in terms approved by the Employer. Each policy insuring against loss or damage shall provide for payments to be made in the currencies required to rectify such loss or damage. Payments received from insurers shall be used for the rectification of such loss or damage.

The Contractor (and, if appropriate, the Employer) shall comply with the conditions stipulated in each of the insurance policies. The Contractor shall make no material alteration to the terms of any insurance without the prior approval of the Employer. If an insurer makes (or purports to make) any such alteration, the Contractor shall notify the Employer immediately.

If the Contractor fails to effect and keep in force any of the insurances required under the Contract, or fails to provide satisfactory evidence, policies and receipts in accordance with this Sub-Clause, the Employer may, without prejudice to any other right or remedy, effect insurance for the coverage relevant to such default, and pay the premiums due. Such payments shall be recoverable from the Contractor by the Employer, and may be deducted by the Employer from any monies due, or to become due, to the Contractor.

Nothing in this Clause limits the obligations, liabilities or responsibilities of the Contractor or the Employer, under the other terms of the Contract or otherwise. Any amounts not insured or not recovered from the insurers shall be borne by the Contractor and/or the Employer accordingly.

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Warranties and Guarantees	18.6

(1)      The Contractor shall, within seven (7) days of the Effective Date, deliver at no cost to the Employer,

a)      a Direct Warranty in the form appearing in Annex B to these Conditions duly executed by the Contractor; and

b)      a duly executed Contractor’s Guarantee from Paul Y.-ITC Construction Holdings Limited (the Contractor’s Parent Company) in the form appearing in Annex C to these Conditions

Sub-contractors’ Warranties and Guarantees	18.7

The Contractor shall, if requested by the Employer, deliver to the Employer, at the Sub-Contractor’s cost,

a)      a duly executed Sub-Contractor’s Warranty in favour of the Employer warranting the due performance of the respective sub-contract or supply contract.

b)      a duly executed Sub-Contractor’s Guarantee to the Employer from the Sub-Contractor’s Guarantor (the Sub-Contractor’s Parent Company, if applicable) guaranteeing the undertakings of such Sub-Contractor contained in his respective Warranty to the Employer.

Surety Bond	18.8

The Contractor shall

a)      if so requested by the Employer, undertake to submit the Contractor’s Performance Bond duly executed by such bank or other institution as the Employer shall have prior approved in writing in the amount equal to 10% of the Initial Contract Price and in the form appearing in Annex A to these Conditions for the due performance of the Contract. The cost of obtaining the bond shall be included in the Prime Cost.

b)      if he considers it necessary or appropriate, or if so requested by the Employer, undertake to procure a Sub-Contractor to submit the Sub-Contractor’s Performance Bond duly executed by such bank or other institution as the Employer shall have previously approved in writing to be bound to the Contractor in a sum equal to ten percent (10%) of the respective sub-contract price or supply contract price for the due performance of such sub-contract or supply contract. The cost of obtaining the bond shall be deemed to be borne by the subcontractor if this requirement had already included in the sub-contract or supply contract at the time of procurement of the sub-contractor, or otherwise be included in the Prime Cost.

	19	Force Majeure

Definition of Force Majeure	19.1

In this Clause, “force majeure” means an event beyond the control of the Employer and the Contractor, which makes it impossible or illegal for a party to perform, including but not limited to:

(a)    act of God;

(b)    war, hostilities (whether war be declared or not), invasion, act of foreign enemies, mobilization, requisition, or embargo;

(c)    rebellion, terrorism, revolution, insurrection, or military or usurped power, or civil war;

(d)    contamination by radio-activity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radio-active toxic explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component of such assembly;

(e)    riot, commotion, disorder, strike or lockout by persons other than the personnel or employees of the Contractor or of his Subcontractors.

Effect of Force Majeure Event	19.2	Neither the Employer nor the Contractor shall be considered in default or in contractual breach to the extent that performance of obligations is prevented by a force majeure event which arises after the Effective Date.

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Contractor’s Responsibility	19.3	Upon occurrence of an event considered by the Contractor to constitute force majeure and which may affect performance of his obligations, he shall promptly notify the Employer, and shall endeavour to continue to perform his obligations as far as reasonably practicable. The Contractor shall also notify the Employer of any proposals, including any reasonable alternative means for performance, but shall not effect such proposals without the consent of the Employer.

Employer’s Responsibility	19.4	Upon occurrence of an event considered by the Employer to constitute force majeure and which may affect performance of his obligations, he shall promptly notify the Contractor, and shall endeavour to continue to perform his obligations as far as reasonably practicable. The Employer shall also notify the Contractor of any proposals, with the objectives of completing the Works and mitigating any increased costs to the Employer and the Contractor.

Payment to Contractor	19.5	If, in consequence of force majeure, the Works shall suffer loss or damage, the Contractor shall be entitled to have included, in an Interim Payment Certificate, the Cost of work properly executed in accordance with the Contract, prior to the event of force majeure. If the Contractor incurs loss and/ or expense in complying with Sub-Clause 19.3, such loss and/or expense plus Percentage Fee shall be determined by the Employer in accordance with the provisions of Sub-Clause 2.7 and shall be payable to the Contractor.

Optional Termination, Payment and Release	19.6	Irrespective of any extension of time, if a force majeure event occurs and its effect continues for a period of 182 days, either the Employer or the Contractor may give to the other a notice of termination, which shall take effect 28 days after the giving of the notice. If, at the end of the 28-day period, the effect of the force majeure continues, the Contract shall terminate. If the Contract is terminated under this Sub-Clause or Sub-Clause 16.2, the Employer shall determine :

		(a) the amounts payable for any work carried out for which a price is stated in the Contract;

(b)    the Cost of Plant and Materials ordered for the Works which have been delivered to the Contractor, or of which the Contractor is liable to accept delivery: such Plant and Materials shall become the property of (and be at the risk of) the Employer when paid for by the Employer, and the Contractor shall place the same at the Employer’s disposal;

		(c) any other Cost or liability which in the circumstances was reasonably incurred by the Contractor in the expectation of completing the Works;

(d)    the reasonable Cost of removal of Temporary Works and Contractor’s Equipment from the Site and the return of such items to the Contractor’s works in his country (or to any other destination at no greater cost;) and

		(e) the reasonable Cost of repatriation of the Contractor’s staff and labour employed wholly in connection with the Works at the date of such termination;

		and issue an Interim Payment Certificate in accordance with Clause 13.

Release from Performance	19.7	If under the law of the Contract the Employer and the Contractor are released from further performance, the sum payable by the Employer to the Contractor shall be the same as would have been payable under Sub-Clause 19.6 if the Contract had been terminated under that Sub-Clause.

	20	Claims, Disputes and Arbitration

Procedure for Claims	20.1	If the Contractor intends to claim any additional payment under any Clause of these Conditions or otherwise in connection with the Contract, the Contractor shall give notice to the Employer as soon as possible and in any event within 28 days of the start of the event giving rise to the claim.

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

The Contractor shall keep such contemporary records as may be necessary to substantiate any claim, either on the Site or at another location acceptable to the Employer. Without admitting the Employer’s liability, the Employer shall, on receipt of such notice, inspect such records and may instruct the Contractor to keep further contemporary records. The Contractor shall permit the Employer to inspect all such records, and shall (if instructed) submit copies to the Employer.

Within 28 days of such notice, or such other time as may be agreed by the Employer, the Contractor shall send to the Employer a fully detailed claim which includes full supporting particulars of the basis of the claim and of the extension of time and/or additional payment claimed. Where the event giving rise to the claim has a continuing effect, such detailed claim shall be considered as interim. The Contractor shall then, at such intervals as the Employer may reasonably require, send further interim accounts giving the accumulated amount of the claim and any further particulars. Where interim accounts are sent to the Employer, the Contractor shall send a final account within 28 days of the end of the effects resulting from the event of claim.

Within 42 days after receiving a claim or any further particulars supporting a previous claim, or within such other period as agreed between the Employer and the Contractor, the Employer shall respond with approval, or with disapproval and detailed comments on the principles of the claim and he may also request any necessary further particulars within such time.

The Employer shall proceed in accordance with Sub-clause 2.7 to agree or determine (i) the extension of time if any in accordance with Sub-clause 8.3 and/or (ii) the amount of monetary compensation to the Contractor, and inform the Contractor accordingly.

The requirements of this Sub-clause are in additon to those of any other relevant Sub-clauses. If the Contractor fails to observe the above requirement or the requirements in relation to claims in any other relevant Sub-clauses, the Employer shall be discharged from all liabilities in connection with the claim.

Payment of Claims	20.2	The Contractor shall be entitled to have included in any Interim Payment Certificate such amount for any claim as the Employer considers due. If the particulars supplied are insufficient to substantiate the whole of the claim, the Contractor shall be entitled to payment for such part of the claim as has been substantiated.

Resolution of Disputes	20.3	Any dispute arising out of or in connection with the Contract or the execution of the Works, including any dispute as to Contractor’s build-up or calculation of loss and/ or expense or any certificate, determination, instruction, opinion or valuation of the Employer, shall be referred to Project Executive Committee for resolution.

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Proposed HOTEL & CASINO DEVELOPMENT	Part I - General Conditions

Arbitration	20.4	If the dispute or difference is not resolved by the Project Executive Committee, then either the Employer or the Contractor may require that the matter be referred to arbitration in accordance with and subject to the provisions of the Arbitration Ordinance (Cap. 341) of the Hong Kong Special Administrative Region or any statutory modification thereof for the time being in force and any such reference shall be deemed to be a submission to arbitration within the meaning of such Ordinance.

The arbitrator(s) shall have full power to open up, review and revise any certificate, determination, instruction, opinion or valuation of (or on behalf of) the Employer relevant to the dispute.

Arbitration may be commenced prior to or after completion of the Works. The obligations of the Parties shall not be altered by reason of any arbitration being conducted during the progress of the Works.

The Hong Kong International Arbitration Centre Domestic Arbitration Rules shall apply to any arbitration instituted in accordance with this Clause unless the parties agree to the contrary. Notwithstanding Article 8.2 and Article 13 of the Arbitration Rules, the place of meetings and hearings in the arbitration shall be Hong Kong unless the parties otherwise agree.

The reference to arbitration under this Clause shall be a domestic arbitration for the purposes of Part II of the Arbitration Ordinance (Cap. 341).

[End of Part I]

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Proposed HOTEL & CASINO DEVELOPMENT	Annex to General Conditions

ANNEXES

TO THE

GENERAL CONDITIONS OF CONTRACT

ANNEX

A.	FORM OF CONTRACTOR’S PERFORMANCE BOND

B.	FORM OF CONTRACTOR’S WARRANTY

C.	FORM OF CONTRACTOR’S GUARANTEE

Proposed HOTEL & CASINO DEVELOPMENT	Annex to General Conditions

ANNEX A TO THE CONDITIONS

FORM OF CONTRACTOR’S PERFORMANCE BOND

ANNEX TO GENERAL CONDITONS

FORM OF CONTRACTOR’S PERFORMANCE BOND

BY THIS BOND we                          a company incorporated in and in accordance with the laws of Hong Kong, whose registered office is situated at              (“the Surety”) are held and firmly bound unto Great Wonders, Investments, Limited, a company incorporated in and in accordance with the laws of Macau, whose registered office is situated at The Special Administrative Region of Macau, at. Avenida de Lisboa, w/n, Hotel Lisboa Old Wing (“the Employer”) in the sum of Hong Kong Dollars              for the payment of which the Surety irrevocably and unconditionally binds itself, its successors and assigns by these present.

W H E R E A S :

(A)	By a Contract in writing dated the (“the Contract”) between the Employer of the one part and Paul Y. Construction Company Limited, a company incorporated in and in accordance with the laws of Hong Kong, whose registered office is situated at 31/F., Paul Y. Centre, 51 Hung To Road, Kwun Tong, Hong Kong (“the Contractor”) of the other part, the Contractor agreed to carry out the (“the Works”) as more particularly described in the Contract for a consideration of Hong Kong Dollars (HK$ ).

(B)	Pursuant to the terms of the Contract, the Contractor agreed to obtain the guarantee of a surety to be bound unto the Employer in the sum of Hong Kong Dollars (HK$ ) (“the Bonded Sum”) for the due performance of the Contract by the Contractor.

(C)	The terms of the Contract oblige the Contractor to provide a bond to the Employer if so required by the Employer, as security for the due and proper performance by the Contractor of his obligations thereunder.

(D)	Except as otherwise provided herein terms and expressions used in this Bond shall bear the same meanings as in the Contract.

NOW THE CONDITIONS of this Bond are:

1.	The Surety hereby irrevocably and unconditionally agrees to pay to the Employer the Bonded Sum on the terms and in the manner hereinafter appearing.

2.	The condition of the above-written Bond is such that if the Contractor shall duly perform and observe all the terms, provisions, conditions and stipulations of the Contract on the Contractor’s part to be performed and observed according to the true purport intent and meaning thereof or if on the default by the Contractor the Surety shall satisfy and discharge the damages sustained by the Employer thereby up to the amount of the above-written Bond then this obligation shall be null and void but otherwise shall be and remain in full force and effect.

3.	The obligations of the Surety hereunder shall be a primary, independent and absolute obligation and shall remain in full force and effect and shall not be effected or discharged by (and the Surety hereby waives notice of) any variations to the Works to be carried out under the Contract or other amendments to the Contract including extensions of time for the performance of the Contract or other concessions or waivers granted by the Employer to the Contractor for the performance of the Contractor’s obligations and/or by any other concession or waiver by the Employer of any right or remedy the Employer may have against the Contractor and/or by any other bond, security or guarantee now or hereafter held by the Employer for all or any part of the obligations of the Contractor under the Contract or by the release or waiver of any such bond, security or guarantee or the dissolution, insolvency or reorganisation of the Contractor or any other act or thing or omission or delay to any act or thing which may or might in any manner or to any extent varied the Surety’s liability as a matter of law or equity.

4.	The liability of the Surety under this Bond shall commence on the first Date for Commencement as defined in the Contract and shall cease and terminate on whichever of the following events first occur:

(i)	Payment by the Surety of this Bond in full.

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ANNEX TO GENERAL CONDITONS

(ii)	Issue of the Certificate of Practical Completion in respect of the whole of the Works by the Employer in accordance with the Contract.

5.	The liability of the Surety under this Bond shall not be avoided or invalidated by reason of any one or more of the provisions of the Contract being or becoming illegal, invalid or unenforceable nor shall the liability of the Surety be released on the termination of the Contract for any reason whatsoever.

6.	Any payment made under this Bond shall be made free and clear of, and without deduction or set off for or on account of, any liability whatsoever including without limitation, any present or future taxes, duties, charges, fees, deductions or withholding of any nature whatsoever and by whomsoever imposed.

7.	The benefit of this Bond and all rights and powers hereunder may be assigned by the Employer.

8.	This Bond shall be construed and governed in accordance with the laws of Hong Kong SAR and the Surety hereby agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Bond has been executed, as a Deed, this     day of                      20    .

THE COMMON SEAL OF	)
)
)
)
)
)
[the Surety] was hereunto affixed			)
in the presence of		)

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ANNEX TO GENERAL CONDITONS

ANNEX B TO THE CONDITIONS

FORM OF CONTRACTOR’S WARRANTY

ANNEX TO GENERAL CONDITONS

FORM OF CONTRACTOR’S WARRANTY

THIS AGREEMENT is made the     . day of                     . 200

BETWEEN:

(1)	Paul Y. Construction Co., Limited a company incorporated in and in accordance with the laws of Hong Kong of 31/F., Paul Y. Centre, 51 Hung To Road, Kwun Tong, Hong Kong (“the Contractor”);

AND

(2)	Great Wonders, Investments, Limited a company incorporated in and in accordance with the laws of Macau of Special Administrative Region of Macau, at. Avenida de Lisboa, w/n, Hotel Lisboa Old Wing_ (“the Employer”).

WHEREAS:

(A)	The Employer and the Contractor have entered into an agreement (“the Contract”) by which the Contractor has undertaken to carry out the design and construction of the Hotel and Casino at Junction of Avenida Dr. Sun Yat Sen and Avenida de Kwong Tung, Taipa, Macau Special Administrative Region, Peoples’ Republic of China.

(B)	The Contract stipulates that the Contractor is obliged to provide the Employer with an executed warranty in the terms hereof.

NOW IT IS HEREBY AGREED as follows:

1.	In this Warranty, words and expressions shall have the meanings assigned to them in the Agreement, except where the context otherwise requires.

2. (a)	The Contractor warrants and undertakes to the Employer that it shall execute the Works as specified in the Contract, and has carried out and will carry out each and all of the obligations, duties and undertakings of the Contractor under the Contract when and if such obligations, duties and undertakings shall become due and performable, in accordance with the terms of the Contract; and

(b)	The Contractor shall supply to the Employer with all information which Employer may reasonably require from time to time in relation to the progress of the Works to be executed under the Contract.

3.	The Contractor agrees that any right or remedy available to the Employer or arising under or in connection with the Contract by reason of any breach, non-compliance or default on the part of the Contractor or any of its officers, servants, agents, subcontractors or suppliers in relation to the Contract shall be available to and exercisable by Employer after the issue of the Certificate of Practical Completion under the Contract,

4.	The Contractor warrants and undertakes to the Employer that it has taken out and maintained or if it has not already done so, shall take out and maintain in respect of its obligations under the Contract professional indemnity insurance for a limit of cover of not less than HK$ HK$50,000,000 for each occurrence or series of occurrences arising out of one event, and with deductibles and excesses not exceeding 10% of the said cover for a period commencing on the date of the Contract and expiring not before 10 (ten) years from the date of the Commencement of the Contract.

5.	The Contractor undertakes to indemnify the Employer against each and every liability which the Employer may have to any person whatsoever and against any claims, demands, proceedings, loss, damages, costs and expenses sustained, incurred or payable by the Employer to the extent arising from breach of this Warranty by the Contractor, provided that the Contractor shall have no greater liability to the Employer by virtue of this Clause 5 than the liability of the Contractor to the Employer under the Contract to the extent that the same shall have arisen by reason of any breach by the Contractor of its obligations under the Contract.

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ANNEX TO GENERAL CONDITONS

6.	No allowance of time by the Employer under the Contract nor any forbearance or forgiveness in or in respect of any matter or thing concerning this Warranty or the Contract on the part of the Employer nor anything that the Employer may do or omit or neglect to do, shall in any way release the Contractor from any liability under this Warranty.

7.	The Contractor agrees that it will not without first giving the Employer not less than 14 (fourteen) days’ prior notice in writing exercise any right it may have to terminate the Contract or its employment thereunder or withhold performance of its obligations under the Contract.

8.	Except to the extent (if any) expressly permitted by the Contract, the Contractor shall not assign any of its rights or sub-contract any of its obligations under the Contract without the prior written consent of the Employer.

9.	The Contractor acknowledges that the Employer shall be entitled to assign the benefit of this Warranty at any time without the consent of the Contractor being required.

10.	Nothing in this Warranty shall be taken as diminishing or increasing any liability on the part of the Contractor under the Contract.

11.	The Contractor acknowledges that it has not relied on any information relating to the Contract provided directly or indirectly by the Employer and the Employer shall have no liability or responsibility to the Contractor for any such information in the absence of fraud.

12. (a)	The Contractor hereby assigns all of its rights, title and interest in any Project Intellectual Property already in existence at the date hereof to the Employer.

(b)	The Contractor agrees that all of its rights, title and interest in any Project Intellectual Property from the date hereof shall on creation or acquisition automatically vest in the Employer.

(c)	The Contractor shall do all acts and execute all documents requested by the Employer, including, without limitation, any formal assignments requested by the Employer, to confirm the title of the Employer to Project Intellectual Property created by the Contractor whether in connection with the registration of such title or otherwise.

(d)	In respect of any Third Party Intellectual Property, the Contractor shall procure that the beneficial owner thereof shall grant to the Employer a royalty-free, non-exclusive, freely transferable, irrevocable and perpetual licence (carrying the right to grant sub-licences) to use and reproduce the Third Party Intellectual Property for all purposes relating to the Contract Works (including, without limitation, the design, construction, reconstruction, Practical Completion, maintenance, reinstatement, extension, repair and operation of the Contract Works).

(e)	In the event of the Contractor ceasing to be employed under the Contract for any reason whatever, the Contractor shall provide to the Employer for the retention and use by them, all drawings, diagrams, specifications, calculations and other data and information which the Contractor has prepared or are within its possession or control relating to the Contract whether or not previously provided.

13.	All documents arising out of or in connection with this Warranty shall be served:

(a)	upon Great Wonders, Investments, Limited at Special Administrative Region of Macau, at. Avenida de Lisboa, w/n, Hotel Lisboa Old Wing; and

(b)	upon the Contractor at 31/F., Paul Y. Centre, 51 Hung To Road, Kwun Tong, Hong Kong.

14.	The Employer and the Contractor may change their respective nominated addresses for service of documents to another address in Hong Kong but only by prior written notice to each other. All demands and notices must be in writing.

15.	This Warranty shall be governed by and construed according to the laws for the time being in force in Hong Kong and, subject to Clause 16 below, the Contractor agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

16. (a)	Any dispute or difference of any kind whatsoever between the Employer and the Contractor arising under, out of or in connection with this Warranty shall be referred to arbitration in accordance with the Domestic Arbitration Rules of the Hong Kong International Arbitration Centre for the time being in force. The reference shall be a domestic arbitration for the purpose of Part II of the Arbitration Ordinance (Cap. 341).

(b)	In the event that the Employer is of the opinion that the issues in such a dispute or difference will or may touch upon or concern a dispute or difference arising under, out of or in connection with the Agreement (“the Agreement Dispute”) then provided that an arbitrator has not already been appointed pursuant to Clause 16(a) above, the Employer may by notice in writing to the Contractor require and the Contractor shall be deemed to have consented to the referral of such dispute or difference to the arbitrator to whom the Agreement Dispute has been or will be referred.

(c)	Save as expressly otherwise provided, the arbitrator shall have full power to open up, review and revise any decision, opinion, instruction, notice, order, direction, withholding of approval or consent, determination, certificate, statement of objection, assessment or valuation of the Employer or his Representative under the Contract relating to the dispute or difference.

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ANNEX TO GENERAL CONDITONS

IN WITNESS whereof this Warranty has been executed as a Deed on the date first above written.

THE COMMON SEAL OF	)
GREAT WONDERS, INVESTMENTS, LIMITED	)
)
)
)
)
is affixed hereto	)
in the presence of:	)
)
)
)
)

THE COMMON SEAL OF	)
PAUL Y. CONSTRUCTION CO.LTD	)
is affixed hereto	)
in the presence of:	)

OR

SIGNED, SEALED AND DELIVERED	)
by Mr. [ ]	)
for and on behalf of PAUL Y. CONSTRUCTION CO.LTD	)
as its lawful attorney of PAUL Y. CONSTRUCTION CO.LTD	)
under Power of Attorney dated [ ]	)
in the presence of	)
as Witness	)

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ANNEX TO GENERAL CONDITONS

ANNEX C TO THE CONDITIONS

FORM OF CONTRACTOR’S GUARANTEE

ANNEX TO GENERAL CONDITONS

FORM OF CONTRACTOR’S GUARANTEE

This DEED OF GUARANTEE is granted this      day of                      20     by PAUL Y.-ITC CONSTRUCTION HOLDINGS LIMITED, a company incorporated in and in accordance with the laws of Hong Kong, whose registered office is situated at                      (hereinafter called “the Guarantor”) of the one part to GREAT WONDERS, INVESTMENTS, LIMITED, a company incorporated in accordance with the laws of Macau, whose registered office is situated at Special Administrative Region of Macau, at. Avenida de Lisboa, w/n, Hotel Lisboa Old Wing (hereinafter called “the Employer”) of the other part.

WHEREAS:

In consideration of the Employer entering into a Contract for the design and construction of a Hotel and Casino Development at Junction of Avenida Dr. Sun Yat Sen and Avenida de Kwong Tung, Taipa, Macau Special Administrative Region, Peoples’ Republic of China (“the Contract”) dated.                                                                       with Paul Y. Construction Co., Ltd., a company incorporated in and in accordance with the laws of Hong Kong, whose office is situated at 31/F., Paul Y. Centre, 51 Hung To Road, Kwun Tong, Hong Kong (“hereinafter called the Contractor”) whereby the Contractor shall design (to the extent required by the Contract), carry out, complete and maintain the Works as more particularly referred to in the Contract and in accordance with the provisions thereof. The Guarantor has agreed to guarantee the due performance of the Contract in the manner hereinafter appearing.

NOW THIS DEED WITNESSETH that in consideration of the Employer entering into the Contract with the Contractor the Guarantor DOTH hereby agree and covenant with the Employer as follows:-

1.	The Guarantor hereby irrevocably and unconditionally guarantees to the Employer the due and punctual performance by the Contractor, its successors and assigns, under the Contract of each and all the obligations, duties and undertakings of the Contractor under and pursuant to the Contract when and if such obligations, duties and undertakings shall become due and performable according to the terms of the Contract. The Guarantor hereby undertakes to indemnify the Employer, its successors and assigns, against all liabilities, losses, damages, costs and expenses suffered or incurred by it by reason of any act, failure, default or omission on the part of the Contractor in performing and observing its obligations under and in connection with the Contract.

2.	The Guarantor hereby authorises the Employer and the Contractor to make any addendum or variation to the Contract at their absolute discretion without the prior notice to or consent of the Guarantor and such addendum and/or variation shall not in any way affect the validity or enforceability of this Guarantee. The due and punctual performance of such addendum or variation shall be likewise irrevocably and unconditionally guaranteed by the Guarantor in the same manner as provided hereunder.

3.	Without prejudice to clause 2 hereinabove, the Guarantor shall not be exonerated by extension of time being granted to the Contractor by the Employer or by any concession or arrangements granted or made by the Employer to or with the Contractor or by anything that the Employer or the Contractor may do or omit or neglect to do (including without limitation the assertion of or failure to assert or delay in asserting any right or remedy of the Employer or the pursuit of any right or remedy of the Employer or the giving by the Contractor of any security or the release, modification or exchange of such security or the liability of any other person) which but for this provision might exonerate the Guarantor.

4.	The Guarantor shall not by paying any sum hereunder or by any means or on any ground claim or recover by the institution of proceedings or the threat of proceedings or otherwise such sum from the Contractor or claim any set-off or counterclaim against the Contractor or prove in competition with the Employer in respect of any payment by the Guarantor hereunder or be entitled in competition with the Employer to claim or have the benefit of any security which the Employer holds or may hold for any money or liabilities due or incurred by the Contractor to the Employer and in case the Guarantor receives any sums from the Contractor in respect of any payment of the Guarantee hereunder the Guarantor shall hold such monies in trust for the Employer so long as any sums are payable (contingently or otherwise) hereunder.

5.	The Guarantor shall not be released from liability under this Guarantee by reason of the unenforceability, invalidity, assignment or termination of the Contract for any reason whatsoever.

6.	The Employer shall not be obliged, before taking steps to enforce this Guarantee, to take action or proceedings against or to make or file a claim in the bankruptcy or liquidation of the Contractor or any other persons.

7.	Any payment to be made hereunder by the Guarantors shall be made without set off or counterclaim and shall be made free and clear of, and without deduction for or on account of, any present or future taxes, duties, charges, fees, deductions or withholdings of any nature whatsoever and by whomsoever imposed.

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ANNEX TO GENERAL CONDITONS

8.	The provisions of this Guarantee shall be binding on and enure to the benefit of the Guarantors and the Employer and their respective successors and assigns. Provided that the Guarantors shall not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Employer.

9.	Any claim under this Guarantee shall be made by notice in writing by the Employer and shall be addressed to the Guarantors at their respective registered offices or such other addresses as may have been notified by the Guarantors to the Employer for this purpose. Such notices shall be given by registered post or delivered by hand and shall be deemed to be served if by post seven days after posting and if by personal delivery when delivered.

10.	The Guarantors shall be deemed to have full knowledge of terms and conditions of the Contract.

11.	Any arbitral award or decision of a court of competent jurisdiction given in a dispute or proceedings arising out of or in connection with the Works (including any award or decision as to the amount or sums of money due and owing from the Contractor to the Employer) shall, to the extent that it concerns or relates to the performance and observance by the Contractor of its obligations, be deemed and are hereby agreed to be binding and conclusive for the purpose of this Guarantee.

12.	This Guarentee shall be construed and governed in accordance with the Laws of Hong Kong and the Guarantor hereby agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof                      in exercise of the power conferred on him under a power of attorney dated      has hereunto set the name                          and affixed his own seal the day and year first before written.

by	)
its attorney in the	)
presence of:-)

OR

*IN WITNESS whereof, this Guarantee has been executed, as a Deed, by Paul Y.-ITC Construction Holdings Limited on the day and year first before written.

THE COMMON SEAL OF	)
)
)
)
)
)
Paul Y.-ITC Construction	)
Holdings Limited was hereunto	)
affixed in the presence of:-)

ANC/2

3.2 THE CONDITIONS OF CONTRACT, PART II – PARTICULAR CONDITIONS

Proposed HOTEL & CASINO DEVELOPMENT	Part II - Particular Conditions

Part II - Particular Conditions

Clause

1.1.2.3 & 8.1	Commencement Date:	The Commencement Date is 1st April 2004

1.1.2.4 & 8.2	Time for Completion:

	Time for Completion of Section 1:	Section 1 of the Works : 31st July 2006.

	Time for Completion of Section 2:	Section 2 of the Works : 30th June 2007.

1.8	Agreed systems of electronic transmission:	Email between the designated personnel of the Employer and the Contractor

1.12	Confidential details	All the details not specifically mentioned in the Contract documents shall be deemed to be confidential details. No party shall publish or permit to publish or disclose any particulars of the Contract without prior consent in writing from the other party.

2.2	Date for Possession:	The Date for Possession is 1st November 2004

4.8	Time for submission of programme (if none is stated here, then within 28 days of the Commencement Date):	Within 28 days of the Commencement Date

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Proposed HOTEL & CASINO DEVELOPMENT	Part II - Particular Conditions

Clause

8 9 10 12 13	Sections to apply:

Unless otherwise agreed by the parties, the provisions of the Contract in regard to :

(a)    Commencement Date,

(b)    Date for Possession,

(c)    Time for Completion,

(d)    Extension of Time for Completion

(e)    Liquidated Damages for Delay,

(f)     Practical Completion Certificate,

(g)    Defects Liability Period,

(h)    Certificate of Making Good Defects,

(i)     Release of Retention,

(j)     Insurances, and

(k)    Final Certificate

shall apply to each Section or Stage with the necessary changes in points of detail as if the Section was subject to a separate and distinct contract between the Employer and the Contractor.

	Section 1:	Refer to Clause 4.02 of Employer’s Requirements

	Section 2:	Refer to Clause 4.02 of Employer’s Requirements

8.5	Liquidated damages for delay in completion

	For Section 1:	HK$250,000.00 per day

	For Section 2:	HK$100,000.00 per day

8.5	Limit of Liquidated Damages for delay:	Not applicable

12	Defects Liability Period:	12 calendar months for each of Sections 1 and 2 respectively from the respective date named in the Certificates of Practical Completion of the Works of Sections 1 and 2.

13.1	Guaranteed Maximum Price	The guaranteed maximum price provision annexed to these Particular Conditions is to apply to this Contract

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Proposed HOTEL & CASINO DEVELOPMENT	Part II - Particular Conditions

Clause

13.2	Advance Payments	To be agreed between the Employer and the Contractor from time to time and at the sole discretion of the Employer

13.5	Period of Honouring Certificates	10 working days

13.5(c)	Percentage of retention: Maximum retention :	10% An amount which is equal to 5% of the total of the Estimated Prime Cost in Schedule 3 and the Percentage Fee in Schedule 2 to the nearest one thousand dollars

13.7	Period of Final Ascertainment of Prime Cost	12 months from the day named in the Certificate of Practical Completion of Section 2

18.1	Amount of Professional Indemnity Insurance : Period of Insurance :	Not less than HK$ 50,000,000.00 10 Years from the Date of Commencement

18.2	Insurance coverage in respect of Works, Plant, Materials and Contractor’s Documents:	Not less than; (a) the Guaranteed Maximum Price, plus (b) HK$ 5,000,000.00 for demolition and removal of debris. (See also Section 4.1 Employer’s Requirements )

18.3	Limit per occurrence for insurance against injury to persons and damage to property:	Not less than the minimum amount stated in the relevant statute of Macau SAR and the limit stated in the Employer’s Requirement whichever is higher (See also Section 4.1 Employer’s Requirements )

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Proposed HOTEL & CASINO DEVELOPMENT	Part II - Particular Conditions

Annex 1 – Project Executive Committee

1.0	Objectives

1.1	In addition to the procedures contained within the Conditions which determine and identify the functions of the respective parties to the Contract, a Project Executive Committee (PEC) shall be established within fourteen (14) days after the Commencement Date of the Contract.

1.2	The terms of reference for the PEC shall include the regular review of all issues affecting the progress of the Works. Whenever potential areas of dispute arise, the PEC shall endeavour to initiate an appropriate course of action to minimize the effects therefore.

2.0	Project Executive Committee (PEC)

2.1	Structure

The PEC will consist of not more than two (2) representatives from each of the following : -

(a)	Employer

(b)	Contractor

(c)	Quantity Surveyor

At least one of the representatives from each of the parties shall be a partner, director or senior manager within their respective organizations who shall have the full authority to participate in the activities of the PEC.

It may be desirable, on occasions, for other parties such as specialist consultants or Sub-Contractors to attend meetings of the PEC and they shall be permitted to do so at the invitation of any party unless a majority of the PEC shall object to their presence.

2.2	Meetings

The PEC shall meet at not less than one (1) monthly intervals throughout the construction of the Works and shall be under the chairmanship of the Employer.

Any member of the PEC may call a meeting of the PEC upon giving one (1) week’s notice in writing to the other parties.

Minutes of each of the meetings shall be prepared by a representative of the Employer or the Quantity Surveyor who shall attend and act as secretary to the PEC and such minutes shall be circulated within seven (7) days of the date on which each meeting is held.

Minutes shall be deemed to be accepted by the parties unless any objections to them (or to any amendments of them) are lodged with the Employer within seven (7) days of receipt by the objecting party.

Neither the Minutes of the PEC meetings nor any discussions which take place at such meetings shall constitute an application or a notice as required by the Conditions.

The abovementioned arrangement of the PEC meetings can be modified at the mutual agreement between the Employer and the Contractor.

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Proposed HOTEL & CASINO DEVELOPMENT	Part II - Particular Conditions

Annex 1 – Project Executive Committee (Cont’d)

2.3	Power and Authority

The PEC shall have the power and authority to: -

(a)	review all aspects of the Contract and endeavour to ensure that all parties are complying with their respective obligations in accordance with the Contract;

(b)	review any difference in opinion e.g. as regards the interpretation in detail of the Employer’s Requirements;

(c)	review the buildup of the Guaranteed Maximum Price and any difference in opinion therein;

(d)	establish any appraisal/assessment systems to appraise the performance of each party and establish any corrective action plans if problems arises. Review the performance of each party in each and every aspects of the Contract accordingly;

(e)	review any major design issues and the corresponding design decisions;

(f)	assist in and discuss the resolution of problems which have been identified together with any other matters which may affect the timing, quality or cost of the Works;

(g)	endeavour to resolve equitably any dispute or difference arising during the course of the Works including any decisions of the Employer.

2.4	Mediation

If the PEC decides that a dispute or difference is to be mediated then the rules which are to apply to such mediation shall be those current at the date of the Contract as published by the Hong Kong Mediation Council.

2.5	Rights

The discussion and review by the PEC of any dispute or difference arising between the Employer and Contractor shall be without prejudice to the parties’ rights to refer such disputes or differences to arbitration pursuant to clause 20 of the Conditions.

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Proposed HOTEL & CASINO DEVELOPMENT	Part II - Particular Conditions

Annex 2 - Guaranteed Maximum Price

1.0	The Parties’ Obligations in respect of the Guaranteed Maximum Price

1.1	The Contractor guarantees to the Employer that the sum of the Prime Cost of the Works plus the Contractor’s percentage fee shall not exceed the amount stipulated as the Guaranteed Maximum Price in the Contract Agreement, or any amended Guaranteed Maximum Price in accordance with the Contract. Such Guaranteed Maximum Price shall represents the Maximum amount payable by the Employer under the Contract in all respects whatsoever.

1.2	In connection with the above, the Contractor shall, within 3 months after the signing of the Contract, submit to the Employer a detailed buildup of his proposed Guaranteed Maximum Price which buildup shall indicate the budget allowances of each and every Subcontractor’s Work Package together with the basis of such budget allowances including the design, standard, quality, quantities etc. whichever are relevant, and all his other allowances and expenses etc. The buildup of the Guaranteed Maximum Price shall be reviewed and commented by the Employer, and the Contractor shall incorporate the said comments into his buildup accordingly. The updated buildup of the Guaranteed Maximum Price which has incorporated the Employer’s comments shall be submitted to the Employer for approval. Upon the approval and acceptance by the Employer, the Guaranteed Maximum Price together with the buildup of it shall not be altered without the approval of the Employer.

1.3	During the process of procurement of each Work Package Subcontractors, the Contractor shall ensure that the budget allowance of each such Work Package within the buildup of the Guaranteed Maximum Price shall not be exceeded unless approved by the Employer in the following manner. In this respect the Contractor shall, whenever the tenders for a Work Package is returned and opened, immediately check and ensure that the returned tenders are within the budget allowance of the said Work Package, or otherwise he shall immediately carry out value engineering exercises to achieve price reductions of the tenders and to attempt to maintain that the budget allowance of the Work Package will not be exceeded by the awarded contract sum of the said Subcontract, but in no way shall such value engineering exercises constitutes any reduction in quality or standard of the work in the said Work Package. Before the award of any of the Work Package Subcontract, a reconciliation of the recommended tender sum for award with the budget allowance of the said Work Package Subcontract in the buildup of the Guaranteed Maximum Price shall be submitted by the Contractor to the Employer, any deviation in design or standard with the original design intent at the time of approval of the Guaranteed Maximum Price and its buildup shall also be highlighted therein for the Employer’s information. If the recommended tender sum for award is within the budget allowance of the said Work Package, the saving shall be turned into a general contingency sum (which shall be the total of all savings that arise from Work Packages already awarded less the total of expenditure of such contingency sum approved by the Employer to cover shortfall in budget for Work Packages already awarded) within the Guaranteed Maximum Price. If the recommended tender sum exceeds the budget allowance of the said Work Package, then the Contractor shall :

(i)	Recommend the use of the general contingency sum arising from savings in other Work Packages to cover the shortfall in budget allowance. If the Employer approves such use of the general contingency sum, which is at his sole discretion, the Contractor can then proceed to award the Work Package Subcontract based on the recommended tender sum; or

(ii)	Recommend the reduction in the budget allowance(s) of other Work Package(s) not yet awarded to cover the said shortfall, provided that the reduction in the budget allowance(s) of other Work Package(s) not yet awarded is proposed on the basis that the design intent and quality and standard of work as originally approved at the time of approval of the Guaranteed Maximum Price had not been materially affected. The Contractor shall be required to submit a detailed substantiation in this respect to the Employer’s satisfaction in order for the Employer to make decision. If the Employer approves such reduction in the budget allowance(s) of other future Work Package(s), which is at his sole discretion, the Contractor can then proceed to award the Work Package Subcontract based on the recommended tender sum; or

(iii)	The Contractor shall proceed to award the Work Package Subcontract based on the recommended tender sum, any difference between the budget allowance of the said Work Package and the awarded Subcontract sum shall be borne by him and shall not be considered as part of the Prime Cost, unless subsequently with the agreement of the Employer as a result of the Employer’s decision in (i) and/or (ii) above.

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Proposed HOTEL & CASINO DEVELOPMENT	Part II - Particular Conditions

(iv)	It is expressly stipulated herewith that, any approval or disapproval by the Employer of the Contractor’s recommendation in the above shall not relieve the Contractor’s obligations and liabilities whatsoever under the Contract.

1.4	The Contractor shall submit monthly financial report together with the supporting details, which details shall include but not limited to cost plans and budget estimates of Employer’s changes, costs review of sub-contracts under tender and/or awarded including all post-contract variations and claims by Subcontractors, and other cost reports as may be specified by the Employer, to the Employer (or his Representative, if so directed) for review.

1.5	In the event that during the course of construction and notwithstanding his obligations and liabilities under clauses 1.1 to 1.3 above, the Contractor considers that the sum of the Prime Cost of the Works plus the Contractor’s percentage fee is likely to exceed the Guaranteed Maximum Price, the Contractor may submit Cost Reduction Proposal for the purpose of maintaining the final Contract Price within the Guaranteed Maximum Price. Such Cost Reduction Proposal may include proposals for the reduction of the construction areas, finishes, equipment and other matters together with the relevant cost reduction for the Employer’s consideration. Provided that the implementation of such proposals are feasible and does not materially affect the business efficacy or the facilities of or the intended use of the Works, the parties shall in the spirit of mutual trust and cooperation use their best endeavours to negotiate and reach an agreement on the adoption of such cost reduction proposals. Such agreed proposals shall be deemed a Variation under Clause 14.

2.0	Guaranteed Maximum Price

2.1	Pursuant to clauses 1.1 to 1.3 above, at the date or dates mutually agreed between the Employer and the Contractor, and in all cases not more than 3 calendar months from the Effective Date of the Contract, the Contractor shall submit for the Employer’s approval a Guaranteed Maximum Price Proposal. The parties shall meet and review the Guaranteed Maximum Price Proposal.

2.2	Once accepted, the Guaranteed Maximum Price Proposal and the basis for such Guaranteed Maximum Price Proposal shall be set forth as the Guaranteed Maximum Price documents for the Works (or Section, if such is the case), and shall form part of the Contract.

2.3	If, at the date or dates mutually agreed between the Employer and the Contractor, the Employer does not accept the Guaranteed Maximum Price Proposal and the basis for such proposal, one of the following shall, at the sole discretion of the Employer, apply:

(a)	The Initial Contract Price shall be deemed for all purposes to be the Guaranteed Maximum Price of the Contract and the Contractor shall prepare the Guaranteed Maximum Price Proposal accordingly.

(b)	The parties shall in good faith and spirit of mutual cooperation negotiate and make changes and/or modifications to the Guaranteed Maximum Price Proposal and its basis. To the extent that such modifications are accepted in writing by the parties, the Guaranteed Maximum Price Proposal shall be deemed accepted; or

(c)	The Employer may, at his sole discretion, direct the Contractor to proceed with the Works (or Section) without a Guaranteed Maximum Price. If the Employer make such an election, all references to the Guaranteed Maximum Price in this Contract shall not be applicable.

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Proposed HOTEL & CASINO DEVELOPMENT	Part II - Particular Conditions

Annex 2 - Guaranteed Maximum Price (Cont’d)

3.0	Changes to the Guaranteed Maximum Price

3.1	If the drawings and specifications are not complete for the Works (or Section) at the time the Contractor submits its Guaranteed Maximum Price Proposal to the Employer, the Contractor shall be deemed to have allowed in the Guaranteed Maximum Price Proposal for further development in these documents.

3.2	The Guaranteed Maximum Price shall be a fixed Maximum Price and shall only be subject to adjustment as provided for in the Contract as follows :

(a)	Clauses 2.2, 2.7, 4.7, 4.9, 8.7 and 19.5 regarding Direct Loss and/or Expense due to extension of time

(b)	Clause 14.2 regarding Variations.

[End of Part II]

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3.3 THE SCHEDULES

SCHEDULE 1

Proposed HOTEL & CASINO DEVELOPMENT	Schedules

SCHEDULE 1 – DEFINITION OF PRIME COST

The prime cost of the Works shall be all costs, other than the Contractor’s head office overhead costs, of the Contractor’s project management team, labour, materials, goods, plant, site facilities, services (including design services), consumable stores and other sundry site expenses, and sub-contracted works for the design and construction of the Works.

Section A : Contractor’s project management team

Payments to or in respect of the Contractor’s project management team payable as prime cost shall include the Contractor’s project manager, project co-ordinator, building service engineer, building service co-ordinator, quantity surveyor, safety supervisor, quality controller, etc. either full time on the project, or on a part time basis with a dedicated portion of their working hours on the project , but excluding any other staff or full time head office staff irrespective of whether they have carried out any work on this Project or not.

It is expressly agreed that payments in respect of the Contractor’s project management team shall be on the basis of the agreed monthly rates for each respective personnel, and for such period of deployment of the said personnel on the project including any extended period of deployment as agreed between the Employer and the Contractor as a result of clause 8.3 of the Contract. The Employer and the Contractor shall endeavour to agree the project management team structure and the monthly rates for each respective personnel within three months of the signing of the Contract. If no such agreement is reached at the end of the said three months, the Contractor shall provide all necessary substantiation to the satisfaction of the Employer and the Quantity Surveyor the actual remuneration of the respective personnel of the Project Management Team to be included in the Prime Cost.

The payment of the project management team shall deemed for all purposes of the Prime Cost be solely on the basis of agreed monthly rates if such are established or agreed between the Employer and the Contractor. No other costs or expenses in connection with these staff nor difference between the agreed monthly rates and the actual remuneration of these staff (including remuneration of replacement staff) will be considered or be accepted as part of the Prime Cost unless with the agreement of the Employer.

Section B : Labour

Payments to or in respect of persons directly engaged upon the Works on site other than the Contractor’s project management team in Section A above.

The Payments referred to above shall include:

(a)	Operatives’ wages at nett rates paid and applicable overtime payment reasonably worked;

(b)	Payments to operatives by way of allowances, bonus, incentive or the like , insofar as they have been stipulated in the operatives’ employment agreements upon their employment and/or considered necessary by the Contractor and authorized by the Employer prior to their being made ;

(c)	Wages (and allowances) paid to foremen (including head, working and similar foreman) and wages of chargehands, leading men, time-keepers, watchmen and the like;

(d)	Payments (not covered by (a), (b) and (c) above) made to operatives or to persons mentioned in (c) above in order to comply with the provisions of any Ordinance of Government, any instrument, rule, order or direction made under any Ordinance of Government;

(e)	The actual cost of Payment by the Contractor in the capacity of an employer including any associated tax or levy in the employment of operatives and others in (a) to (c) above in respect of compulsory contributions payable under or by virtue of any Ordinance of Government.

In respect of the payment of (a) to (c) above, the Contractor shall use his best endeavour to agree reasonable market salaries or wages at time of their employment. Furthermore, if the Employer so request at any time during the Contract, the Contractor shall provide all such information including the employment agreements, time sheets, Employer’s return to IRD etc. of any personnel to justify any item of payment as mentioned above to the Employer’s satisfaction.

Section C : Materials and Goods

Payments in respect of materials and goods shall be as follows:

(a)	Materials and goods not supplied from the Contractor’s stock. The invoice cost of materials and goods (including crates, packaging and carriage) purchased specifically for the Works and the cost of returning crates and packaging less any credit given for the same.

S1-1

Proposed HOTEL & CASINO DEVELOPMENT	Schedules

SCHEDULE 1 – DEFINITION OF PRIME COST

(b)	Materials and goods supplied from the Contractor’s stock. At prices current at the date of supply by the Contractor, and agreed between the Contractor and the Quantity Surveyor.

(c)	Charge for off-site storage and air freight delivery charge of materials in connection with (a) hereinabove, supported by relevant invoices / receipts. In this respect the Contractor shall justify in advance to the satisfaction of the Employer that each such off-site storage and/or air freight delivery are absolutely necessary due to the nature of such materials and/or that the timely delivery of such materials is essential for the Contractor to complete the Works on time but which the Contractor had not procured such materials earlier due to reasons beyond his control., and seek the agreement of the Employer prior to making arrangement for such off-site storage and/or air freight delivery. Any charge for off-site storage or air freight delivery charge for material without the prior agreement of the Employer, or which is agreed to by the Employer but in the opinion of the Employer had been incurred due to the Contractor’s own default, shall not be considered as part of the prime cost.

(d)	For materials worked on or in the Main Contractor’s workshops, the cost to the Main Contractor of all materials shown to be directly and solely used for the Works, plus justifiable charges for waste / wastage.

In respect of the items (a) to (d) above, the Contractor shall if so required by the Employer demonstrate to the satisfaction of the Employer and the Quantity Surveyor that the said materials or goods are intended for and are of the appropriate quantities (including justifiable allowance for wastage) required for installation of the Works, or otherwise be subject to reasonable adjustment made by the Employer when included as payment of the Prime Cost under the Contract.

Section D : Plant Site Facilities and Services

The following items when deployed on site shall be paid at rates to be agreed between the Contractor and the Employer :

(a)	Mechanical plant and power-operated tools, including fuel and operator on site.

(b)	Non-mechanical plant excluding hand tools on site.

(c)	Haulage.

(d)	Transportation vehicles including fuel charges, insurances, license fees and parking charges, etc.

(e)	Maintenance service to all plants and machinery including replacement of accessories and parts.

The following direct charges shall be payable:

(a)	Water charges for the Works (Note : temporary plumbing and storage installation under Section F).

(b)	Electricity Charges for the Works (Note : temporary electric and other power and lighting installation under Section F).

(c)	Fuel for running and testing mechanical services.

(d)	Fees, charges and royalties properly, specifically and directly incurred by reason of the execution of the Works such as Industrial Training and Pneumoconiosis Levies but excepting those fees or charges generally legally payable by the Contractor in his capacity as an ordinary company.

(e)	Testing of materials and goods completed or partially completed unless the test showed that the materials or goods were not in accordance with this Agreement.

(f)	Charges for fixed telephones (but not any PABX system thereof), fax machines and data/broadband internet lines serving the site office .

(g)	Premiums for insurances (and Bond if required) required to be taken out by the Contractor under this Agreement.

S1-2

Proposed HOTEL & CASINO DEVELOPMENT	Schedules

SCHEDULE 1 – DEFINITION OF PRIME COST

Section E : Consumable Stores and Other Site Expenses

It is expressly agreed that payments in respect of consumable stores and other site and sundry expenses required for the running of the Site and for fulfilling other requirements of the Contract may, if so agreed between the Employer and the contractor, be allowed as a lump sum irrespective of their actual costs and the said lump sum shall be paid to the Contractor in monthly instalments throughout the Contract Period. The Employer and the Contractor shall endeavour to agree the said lump sum within three months of the signing of the Contract. If no such agreement is needed at the end of the said three months, the Contractor shall provide all necessary substantiation to the satisfaction of the Employer and the Quantity Surveyor the amounts to be included in the Prime Cost for these expenses.

Section F : Work Sub-Contracted and Work Sub-let

Payments in respect of work sub-contracted or sub-letted either of design and/or part of the Works as set out in detail in the Contractor’s Proposal shall be charged in accordance with the sub-contracts respectively.

S1-3

SCHEDULE 2

Proposed HOTEL & CASINO DEVELOPMENT	Schedules

SCHEDULE 2 – PERCENTAGE FEE

The Percentage Fee is 6.00 % and shall be deemed to cover all items of the Contractor’s head office general overhead and other project related costs, allowances, risks, profit, etc. unless otherwise defined as part of the Prime Cost under Schedule 1.

Without prejudice to any other rights or remedies of the Employer under the Contract, it is expressly stipulated herewith that the abovementioned Percentage Fee shall be subject to the following adjustments :

1)	If the Contractor fails to complete Section 1 of the Works within the Time for Completion for Section 1 as stipulated in the Contract, and continues such failure for a period of 31 days, then for the purpose of the whole Contract, the said Percentage Fee shall be reduced by 0.67 % i.e. for the 6% Percentage Fee, it will be reduced to 5.33%.

2)	If the Contractor fails to complete Section 2 of the Works within the Time for Completion for Section 2 as stipulated in the Contract, then for the purpose of the whole Contract, the said Percentage Fee shall be reduced by 0.33 % in the same manner as (1) above.

The above adjustments shall apply jointly and severally to the Percentage Fee.

S2-1

SCHEDULE 3

Proposed HOTEL & CASINO DEVELOPMENT	Schedules

SCHEDULE 3 – ESTIMATED PRIME COST OF THE WORKS

The estimated Prime Cost of the Works is HK$1,366,000,000 [initials]. The detail buildup of the Prime Cost shall be submitted together with and form the basis of the Guaranteed Maximum Price within 3 months of the Effective Date of this Contract.

S3-1

SCHEDULE 4

Proposed HOTEL & CASINO DEVELOPMENT	Schedules

SCHEDULE 4 – WORK BY OTHERS

Items of work to be executed and/or expenses by other persons :

1.	Legal Expenses

2.	Site Acquisition

3.	Finance Costs

4.	Hotel Point of Sale System

5.	Casino Security System

6.	Special Artworks and Sculpture normally not forming part of the Interior Design

7.	Fees & Charges to Authorities, e.g. VAT & Utilities Connection Charges

8.	Pre-Opening Arrangement & Expenses

9.	Hotel Operating Equipment

10.	Slot Machines and Gambling Equipment (See also Employer’s Requirement Item 2.02)

S4-1

4.0 THE EMPLOYER’S REQUIREMENTS

EMPLOYER’S

REQUIREMENTS

4.1 EMPLOYER’S REQUIREMENTS

1.0	DEFINITIONS

1.01	Employer

Great Wonders, Investments, Ltd.

1.02	Hotel Operator

Hyatt International Technical Services, or such other firm or person as may be appointed by the Employer.

1.03	Quantity Surveyor

Levett and Bailey Chartered Quantity Surveyors Ltd.

1.04	Contractor

The Contractor who is appointed to carry out the design and construction of the Works

1.05	Sub-Contractor

A Sub-Contractor under contract with the Contractor to carry out a section of the Works.

1.06	Supplier

A Supplier under contract with the Contractor to supply materials for this project.

1.07	Separate/Direct Contractor

A contractor appointed under a separate contract with the Employer to carry out a section of work for this project.

1.08	Employer’s Representative

Such personnel or party as may be appointed by the Employer and to carry out certain duties and/or exercise certain power or decision on behalf of the Employer insofar as it is expressly delegated by the Employer .

2.0	DESCRIPTION OF THE WORKS

2.01	Generally

The description of the scope of the Works and description of the Works given hereunder must not be considered as being complete.

The Contractor is deemed to have studied all the relevant information contained in the Employer’s Requirements to be fully aware of the full extent of the Works.

2.0	DESCRIPTION OF THE WORKS (Cont’d)

2.02	Scope of the Works

The development which is the subject of this Contract comprises a 37-storey casino / hotel building with a 3-storey basement underneath. The Employer has concurred generally to the preliminary conceptual layout of the said building

ER/1

EMPLOYER’S

REQUIREMENTS

prepared by the Contractor all as shown on the drawings being presented to the Employer on 1st November 2004 and contained in the Contractor’s Proposal, all as listed in Annex A to this Employer’s Requirement, which shall form the basis of further design development by the Contractor.

The Hotel shall be designed and constructed to the standard of a Park Hyatt Hotel current at the time of its completion, In this connection the Hyatt International Technical Services – Design Recommendations & Minimum Standards and Hyatt International Technical Services – Engineering Recommendations & Minimum Standards is also appended to the Employer’s Requirements.

The Works to be carried out comprise but are not limited to the following :

1.	The preparation and completion of the design of the building and associated external works.

2.	Obtaining from the authorities all necessary approvals, consents, etc. for the construction and completion of the building.

3.	The construction on site of the building and associated external works, including but not limited to, the following :

a)	Foundations and basement construction including basement excavation and basement retaining structures.

b)	Structural frame.

c)	Architectural works and finishes

d)	Plumbing and drainage

e)	Electrical installation

f)	Air-conditioning and mechanical ventilation installation

g)	Auxillary building services comprising security system (CCTV, doorphone), gas, telephone, CABD and carpark control installations

h)	Lift and escalator installation

i)	Building Maintenance Unit installation / Window cleaning installation

j)	Fitting out to hotel guest rooms, hotel Front of House Areas and hotel Back of House Areas including all fittings, furnishings, and equipment

k)	Fitting out to casino Front of House Areas and Back of House Areas including all fittings, furnishings, and equipment (except Casino equipment)

l)	Swimming pool and equipment

m)	Landscaping and water features

n)	Diversion of utilities (to liaise and coordinate and procure the carrying out of such works by contractors authorized by the local utilities companies )

o)	Services mains run-ins and run-outs and service connections relating to the Project(to liaise and coordinate and procure the carrying out of such works by contractors authorized by the local utilities companies)

p)	Building automation system including IBMS, AFA and SAC systems

q)	Hotel operating systems as specified by the Hotel Operator including room control system, card key systems etc. forming part of the completed building.

r)	Refuse compactor system

s)	Catering equipment installation

2.0	DESCRIPTION OF THE WORKS (Cont’d)

2.02	Scope of the Works (Cont’d)

t)	Signages and graphics including main building logos

u)	Fireworks Theme Display System

ER/2

EMPLOYER’S

REQUIREMENTS

It is intended that a major part of the above will be carried out in work packages by Sub-Contractors as listed (but not limited to) hereinbelow :

1.	Piling & Foundation

2.	Basement Construction

3.	Superstructure – Structural Frame and Slab

4.	Curtain walls and Aluminium Windows

5.	Fitting Out works to Guestroom & Lobbies

6.	Fitting Out works to Public Areas of Hotel and Restaurants

7.	Fitting Out works to Casino Areas

8.	Signage and Graphics – Internal

9.	Signage and Graphics – External

10.	Plumbing and Drainage Installation

11.	ACMV Installation

12.	Fire Services Installation

13.	Electrical Installation

14.	Ancillary Electrical Installation

15.	Lifts and Escalators Installation

16.	Gas Installation

17.	Swimming Pool Filtration Plant Installation

18.	Laundry Equipment

19.	Kitchen Equipment

20.	Audio Visual Equipment

21.	Skylight & Metal Features

22.	Specialist Lighting

23.	External Lighting/ Decorative Lighting

24.	Gondola System

25.	Landscaping Works

26.	Artificial Rock Features

27.	Fireworks Theme Display System

All installations shall be designed to a reasonably high standard of energy efficiency compatible with buildings of similar nature internationally so as to minimize the future running costs of the Employer.

ER/3

EMPLOYER’S

REQUIREMENTS

2.0	DESCRIPTION OF THE WORKS (Cont’d)

2.02	Scope of the Works (Cont’d)

The Contractor shall submit his proposed arrangement for procurement of these Subcontractors on a fair and competitive manner. Such arrangement shall allow the Employer to be involved in the selection of the subcontractors and the decision on the respective methods of pricing / payment of the subcontracts. The proposed arrangement shall be reviewed and approved by the Employer and all subcontractors procured for the Works accordingly shall be included as part of the Prime Cost.

The following items of materials/equipment/fittings will be supplied by Specialist Suppliers :

1.	Ironmongery

2.	Sanitary Fittings

3.	Gymnasium Equipment

4.	Sauna, Steam and Solarium Equipment

5.	Electrical Appliance

6.	Loose Furniture for Hotel

The Contractor shall submit his proposed arrangement for procurement of these Suppliers on a fair and competitive manner. Such arrangement shall allow the Employer to be involved in the selection of the suppliers and also to determine the respective methods of pricing / payment of the goods / materials to be supplied under these contracts. The proposed arrangement shall be reviewed and approved by the Employer and all suppliers procured for the Works accordingly shall be included as part of the Prime Cost.

In addition to the above, the Employer may instruct the Contractor to accept and take delivery on site and fix or install in position certain Employer’s own supply items e.g. the Slot Machines and Gambling Equipment. In this connection the Contractor shall accept the Employer’s instruction and all costs and expenses arising therefrom shall be included in the Prime Cost as variation.

2.03	Work by Others

Unless it is practically not feasible the Contractor shall be responsible for undertaking all the works relating to this Project including all utility undertaking works.

The Contractor shall state clearly any work which he considers is not practical or suitable for him to undertake in his Contractor’s proposal for the Employer’s consideration and agreement purposes.

Works by these other separate Contractors employed directly by the Employer are to be listed in Schedule 4 of the Contract.

ER/4

EMPLOYER’S

REQUIREMENTS

2.0	DESCRIPTION OF THE WORKS (Cont’d)

2.05	Areas and Building Height

The Contractor has submitted a proposed scheme design of the project in the Contractor’s Proposal. The maximum height of the building in the proposed scheme is 156.15 m i.e. up to 160 mPD based on a ground floor level of 3.85 mPD. The Contractor has also worked out the indicative floor areas of the proposed scheme design of the project, as per the Schedule of Area in the Contractor’s Proposal. Notwithstanding this and for the purpose of the Contract, the Contractor undertakes to further develop the proposed scheme design to achieve a target plot ratio (or such allowable development ratio as relevant and as applicable in Macau ) of 15. The Contractor further agree that if the allowable statutory accountable floor area subsequently approved by the statutory authority does not exceed that calculated from the said target plot ratio by 5%, it would not be considered as a Variation under the Contract.

In addition, with the assistance of the Employer, the Contractor shall also use his best endeavours to further pursue to maximize the allowable statutory accountable floor area and also to attain higher building height in such connection, including all necessary liaison and negotiation with the relevant local authorities, and in all cases to the satisfaction of the Employer. For the sake of clarity, any changes to the building height and/or the allowable gross floor area from the Contractor’s Proposal as a result of the liaison and negotiation with the relevant local authorities, if accepted and approved by the Employer, shall be deemed to be a Variation under the Contract.

The site area is approximately 5,230 m2 and shall be fully landscaped.

2.06	SCHEDULE OF ACCOMODATION

The Building(s) to be designed and constructed shall be able to accomodate (but not limited to) the following :

Floors	Main Accomodations

Basement 3	Carpark, plant rooms, VIP Lift Lobby, Casino and Hotel Service Lift Lobbies (with ~107 No. carparks)

Basement 2	Carpark, VIP Lift Lobby, Casino Shuttle Lift Lobby, Hotel Service Lift Lobby, F&B Lift Lobby (with ~109 No. carparks)

Basement 1	Loading and Unloading, plant rooms, BOH Areas for Hotel and Casino, VIP Lift Lobby, Casino and Hotel Service Lift Lobbies, Bakery

Level 1	Casino Hall, Stage Area, BOH/Management Areas for Hotel and Casino, Hotel Drop Off and Lift Lobby, VIP Lift Lobby, F&B Lift Lobby

Level 1A	Plant rooms, TX room

Level 2	Gambling Hall, BOH/Management Areas for Casino, Casino F&B Area, Casino Service Lift Lobby, VIP Lift Lobby, F&B Lift Lobby, TX room

Level 2A	Void over Gambling Hall, Casino, VIP Lift Lobby, Casino Service Lift Lobby, TX room

Level 3	Gambling Hall, BOH Areas for Casino, Casino F&B Area, Casino Service Lift Lobby, VIP Lift Lobby, TX room

ER/5

EMPLOYER’S

REQUIREMENTS

2.0	DESCRIPTION OF THE WORKS (Cont’d)

2.06	SCHEDULE OF ACCOMODATION (Cont’d)

Floors	Main Accomodations

Level 3A	BOH/Management Areas for Hotel, Hotel Service Lift Lobby

Level 4	Gambling Hall, BOH Areas for Casino, Casino F&B Area, Casino Service Lift Lobby, VIP Lift Lobby

Level 4A	BOH/Management Areas for Hotel, Hotel Service Lift Lobby

Level 5	Gambling Hall, BOH Areas for Casino, Casino F&B Area, Casino Service Lift Lobby, VIP Lift Lobby

Level 6	Gambling Hall, BOH Areas for Casino, Casino F&B Area, Casino Service Lift Lobby, VIP Lift Lobby

Level 7	Refuge Floor

Level 8	Ball Rooms, Function Rooms, Pre-function Areas, BOH Areas, Food Court, Kitchen

Level 9	Function Rooms, Chinese Restaurant, Private Rooms, Kitchens, Garden

Level 10	Japanese/Western Restaurant, Sushi Bar, Entertainment/Theme Bar, Cigar Lounge, Wine Bar, Kitchens

Level 11	Reception, Treatment rooms, Spa lounge,

Level 12	Gymnasium/Cardiovascular Room, Exercise Aerobics Room, Pool & Sun Deck, Male and Female Spa, Juice Bar, Reception

Level 13 -22	Hotel Suites, Guest Rooms, Corridors, Service / BOH Areas ( with 13 rooms and 2 suites modules)

Level 23	Refuge Floor

Level 24 -31	Hotel Suites, Guest Rooms, Corridors, Service / BOH areas ( with 13 rooms and 2 suites modules per storey)

Level 32	Hotel Lobby, Reception, Front Office, Business Centre, Tea Lounge, Outdoor Lounge

Main and Upper Roof	M&E Plant rooms

The Main Accommodations as listed above are not exhaustive, and the Contractor shall also provide all supporting accommodations such as washrooms, public circulation areas, fire escape accesses, M&E rooms on each floor insofar as are necessary and required for the proper functioning of the whole building.

ER/6

EMPLOYER’S

REQUIREMENTS

3.0	SITE AND INSPECTION

3.01	Location

The site of the Works is at Junction of Avenida Dr. Sun Yat Sen and Avenida de Kwong Tung,Taipa, Macau.

3.02	Access and restrictions

The Contractor shall note the possible change of access conditions and restrictions caused by the sectional completion and partial occupation of the Site.

No waiting, queuing up, loading and unloading of the Contractor vehicles (including all Sub-contractor’s) on the access road at the entrance of the site will be permitted at any time. The Contractor shall also be responsible for taking all necessary measures to clean any vehicle leaving from the site in order to avoid pollution on any public roads adjacent and connected to the site access point(s).

The Contractor shall take all necessary precautions to ensure the safety of all pedestrians and vehicles using the access road and pavement.

The Contractor is to comply with all regulations concerning traffic control, signage, lighting and barriers.

3.03	Site visit

The Contractor shall be deemed to have visited the Site and be thoroughly acquainted with the location, general site conditions, subsoil conditions, accessibility, storage, restrictions for loading and off-loading materials etc. and any other conditions which may have an impact on the Contractor’s Proposal.

The Contractor shall accept the Site as found on the Date for Possession and clear the site of any debris, rubbish, illegal dumping etc., which may have been left on the site.

ER/7

EMPLOYER’S

REQUIREMENTS

3.0	SITE AND INSPECTION (Cont’d)

3.04	Working area

The area the Contractor will have for carrying out the works will be restricted to the area within the site boundary.

3.05	Adjacent buildings etc.

The Contractor shall protect, shore up and support all adjacent lands, buildings and services which are liable to be disturbed or damaged during the execution of the Works. The Contractor shall be responsible for taking adequate precautions to prevent excavated materials encroaching onto adjoining properties.

Upon commencement of the Contract, the Contractor shall make a complete Condition Survey, including a photographic survey, of all adjacent buildings, roads, pavements and structures, together with representative(s) of the Employer, and other concerned parties. A copy of the survey shall be submitted to all concerned parties before commencing excavation.

3.06	Monitoring Points

In order to monitor settlement and vibration within the Site and the vicinity thereof, the Contractor shall install and maintain appropriate monitoring points including extensometers, vibration monitoring systems, vibration wire strain gauges, piezometers, ground settlement markers and building settlement markers, etc.

Some of the monitoring points may be located outside the boundary of the Site. The Contractor is responsible for obtaining the necessary consents, permits and access from the relevant authorities and building owners, and to allow continued maintenance of such points throughout the entire Contract Period.

All monitoring points shall be maintained at all times during the contract period.

3.07	Access through site

The Contractor shall allow other separate contractors or utility companies appointed or employed by the Employer for carrying out works for the Development to have access within and through the Site when such is considered reasonably necessary by the Employer.

4.0	POSSESSION AND COMPLETION

4.01	Possession of Site

The Contractor shall take possession of the whole of the Site within 3 days of the Employer’s instruction and commence the respective works accordingly.

For the purpose of the Contract, the Date for Possession shall be the date stated in the Employer’s instruction for the Contractor to take possession of the whole of the Site.

ER/8

EMPLOYER’S

REQUIREMENTS

4.0	POSSESSION AND COMPLETION (Cont’d)

4.02	Phased Completion of the Works

The Works are to be completed and handover in sections to the Employer.

Section 1 : The Whole of the Basement and Podium Building up to and including Level 6 , and all of the external areas demarcated for the proper functioning of section 1 .

To be completed within 638 calendar days

From the Date for Possession.

Section 2 : All the remaining works.

To be completed within 972 calendar days

From the Date for Possession.

All areas of each respective Section shall be fully furnished and completed with all furnitures, fittings, equipment etc. and be ready for operation at the time of completion and handover to the Employer.

The completion time shall be inclusive of all Sundays and Public Holidays within the Contract Period and also for any periods awaiting permits, approval or consents from all relevant Government Departments required for the execution of the Works.

For the purpose of this Contract, the issuance of the Temporary and/or Full Occupation Permits for the respective section or the subsequent Temporary Occupation Permit (as applicable) is a pre-requisite for the issuance of the Certificate of Practical Completion for the respective Phases of the Works. (See also clause 4.03)

After the completion of each phase the Contractor will be required to restrict themselves to the working areas of the remaining phases under construction unless otherwise directed by the Employer’s Representative.

The Contractor shall carry out all necessary work arising from completion of the works in the phases and shall procure the same or similar provision in all the domestic subcontracts and supply contracts including :

(a)	construction of temporary screens or hoardings, installation and relocation of building services work associated with the positioning of the screens etc., providing sufficient temporary lighting and F.S. installation and all necessary safety measures and all other temporary works and measures necessary to obtain the Temporary Occupation Permit including maintaining and removing the same prior to the application for the Full Occupation Permit on completion of the whole contract.

(b)	demolition and re-erection or resiting of site offices, scaffolding, hoardings, storage areas, access routes, etc. to comply with the requirements of the Employer and the Building Authority.

(d)	providing protected access to the completed buildings/parts of building for the occupiers and users.

ER/9

EMPLOYER’S

REQUIREMENTS

4.0	POSSESSION AND COMPLETION (Cont’d)

4.02	Phased Completion of the Works (Cont’d)

(e)	Sealing off and weatherproofing the building works and openings for services installation from the completed phases of the works and all other necessary temporary works or measures to prevent injury or damage, ingress of water nuisance or disturbance to the occupiers and users of the completed buildings/parts of building and their property.

(f)	Additional cleaning incurred for those parts of the works remaining in the Main Contractor’s possession to prevent nuisance to the occupiers and users of the completed areas or buildings.

(g)	providing sufficient site security for the un-completed buildings/parts of building during the entire contract period and until hand over to the Employer.

If it becomes apparent that there is any likelihood of the completion date not being met, the Employer may issue instructions to the Contractor directing any revision to the sequence of works, etc. to enable the works to be completed on time. The Contractor shall comply with such instructions.

4.03	Temporary and Full Occupation Permits

The Contractor shall notify the Employer in writing one month before he expects any section of the Works to be substantially complete. On receipt of the notice, the Employer will carry out a preliminary inspection to satisfy himself as to the state of completion of that section of the Works.

Before inviting the Employer for inspection the Contractor shall satisfy himself that the section of works are completed in accordance with the drawings and specification.

If the Employer is satisfied with the state of completion of that section of the Works, he will arrange a final joint inspection on a floor by floor basis to be attended by the Employer, Contractor and Sub-Contractors. Any outstanding works necessary for completion which may be discovered during the inspection will be listed by the Employer and shall be carried out by the Contractor immediately.

On completion of the listed outstanding works to the satisfaction of the Employer and subject to the obtaining of an Occupation Permit (either Temporary or Full) the Employer will issue a Certificate of Practical Completion for that Phase of the Works.

For the purpose of this Contract, Occupation Permit shall mean such notice or certificate or permit issued by the relevant authority of the government of the Macau SAR certifying that the Works or the relevant section of it can be occupied or be used by the public for its designated purposes.

4.04	Defects Liability Period

The Defects Liability Period shall be as set out in the Appendix to the Agreement. The Contractor should note that such Defects Liability Period will commence on the certified completion of the respective Sections of the Contract.

ER/10

EMPLOYER’S

REQUIREMENTS

5.0	CONTRACTOR’S PROPOSALS

5.01	The Contractor’s proposals submitted for this Contract shall in general comprise :

(1)	A description of the building including confirmation and/or any modification of the particulars given in these Employer’s Requirements including all supporting sketches, diagrams, drawings, etc.

(2)	Outline Specification of the structural system intended for the Works including all supporting sketches, diagrams, calculations, etc.

(3)	Outline Specification of the various building services systems intended for the Works including all supporting sketches, diagrams, calculations etc., and a comprehensive list of major equipment and manufacturers of same.

(4)	Outline Specifications for materials and workmanship for all aspects of the builder’s works and building services. All Specifications shall conform to the codes and standards of the local authorities.

(5)	A comprehensive programme showing clearly the various stages of the design and construction activities. Key dates including those for the submission of drawings, approvals by the Employer and the various local authorities, ordering of major equipment and materials, etc. must also be included.

(6)	Details of the project management, giving the names and full particulars of the project manager and his senior assistants together with the organisation chart showing the relationship and communication between the project management, the design team and the site management team.

(7)	Details of the design team, whether in-house or independent, giving the names and particulars of the professional firms to be involved (if any) and all key personnel to be committed to the project together with brief descriptions of the area of responsibilities of each personnel. Curriculum vitae for the key personnel should also be included, giving academic qualifications and past experience.

(8)	Details of the site management structure and organisation giving the names and addresses of affiliated or associated companies to be involved (if any) and all key personnel to be committed to the project with an organisation chart showing levels of seniority and responsibilities. Curriculum vitae for the key personnel should also be included, giving academic qualifications and past experience.

ER/11

EMPLOYER’S

REQUIREMENTS

5.0	CONTRACTOR’S PROPOSALS (Cont’d)

(9)	A Comprehensive Estimate of the Prime Cost of this Contract.

(10)	The detail method and procedure of procurement of subcontractors and suppliers.

(11)	Any other information, drawings, supporting documents etc. that the Contractor considers relevant.

If any of the above information is not available or incomplete at contract formation stage, they shall be promptly submitted by the Contractor to the Employer for approval. No claim for extension of time whatsoever due to such submission and/or approval by the Employer will be considered.

The Estimate of the Prime Cost should clearly identify amounts under the following headings with further itemised breakdowns as required and wherever the Contractor deems necessary.

(i)	Design work to be completed before commencement of construction and during construction.

(ii)	Preliminaries including costs of project management, site administration, site facilities and temporary work.

(iii)	All work packages as described in more detail in clause 2.02 above.

Insofar as possible, there should be a detailed schedule of approximate quantities and unit rates giving the build-up of the amount for that heading. The total of the Estimate of the Prime Cost shall equal the amount entered in the Contract Agreement.

Where there are items which cannot be well defined at contract formulation stage (such as finishes and furniture), prime cost rates should be allowed so that the type and quality of these items can be agreed at a later stage. The prime cost rates shall form the basis of future selection of such materials.

Notwithstanding any standard or quality or scope or extent or proposed packages of the Works as may be specified in any of the sections of the abovementioned Contractor’s Proposal, it is expressly stipulated herewith that the Contractor’s Proposal shall be deemed to be further developed to meet the Employer’s Requirements in the Contract. In this connection, the Employer reserves the right to amend and comment on any of the Contractor’s Proposal including but not limited to the Outline Specification, List of Work Packages etc. if it is considered that the standard or quality therein is not in compliant with the Employer’s Requirements and any such comment by the Employer shall be deemed to be accepted by the Contractor and form part of the Contractor’s Proposal. However, any such comments by the Employer which deviates from the Employer’s Requirements shall be considered as variation to the Contract.

ER/12

EMPLOYER’S

REQUIREMENTS

6.0	MATERIALS AND WORKMANSHIP

6.01	General

All materials and workmanship shall generally be of a standard as specified or as intended in this Employer’s Requirement and or other document appended or referred to herein.

6.02	Proprietary articles and approved materials/goods

The insertion of the name of any firm or proprietary article in the Specification or Outline Specification is generally to be read as an indication of the class or quality of materials and workmanship required.

Alternative goods or workmanship of equal quality or higher may be obtained from any other firm, subject to the written approval of the Employer.

6.03	Samples

Where required by the Employer, samples are to be submitted for approval before bulk supplies are delivered to the site. Bulk orders for materials shall not be placed before the approvals required by the Specification for sources and samples have been given, or satisfactory results of any preliminary tests required by the Specification have been submitted. Approved samples are to be kept on site and stored in an orderly manner in an on-site sample room to be provided by the Contractor. Approved samples are to serve as standards for the materials or goods represented by the samples.

Should any material or article be rejected it shall be removed from the site.

Where required by the Employer, the Contractor shall provide samples of workmanship for all trades and obtain the Employer approval prior to commencement of work.

All subsequent workmanship shall be to the standard of the approved samples and the Contractor shall be responsible for the confirmation of their acceptance under relevant Building Regulation.

6.04	Testing of materials

The Contractor shall carry out tests on all materials required by the specification to be tested. Records of all tests conducted shall be properly maintained on site for reference.

6.05	Safe custody of materials

The Contractor shall be responsible for maintaining the site security/watchmen team for the safe custody of all materials delivered on to the site including those for Specialist Sub-Contractors and Specialist Suppliers.

6.06	Loading and unloading of materials

The Contractor shall take every care in the loading and off-loading of materials for the work, ensure that the street, roads and footpaths are not obstructed or the traffic impeded and conform with the traffic and road safety regulations therewith.

ER/13

EMPLOYER’S

REQUIREMENTS

6.0	MATERIALS AND WORKMANSHIP (Cont’d)

6.07	Packing, storage and protection

All equipment, apparatus, materials and parts shall be delivered to the Site in a new condition, properly packed and protected against damage due to handling, adverse weather or other circumstances and, as far as practicable, they shall be kept in the packing cases or under protective coverings until required for use. Any items suffering damage in transit or on the Site shall be rejected and replaced.

All materials delivered to site shall be properly stacked and stored on site. To facilitate the phased completion of works, site storage areas may have to be relocated to suit the phased completion requirements.

6.08	Off Site Storage of Materials

If the Contractor considers that off site storage of materials during the Contract Period to be inevitable, he shall submit a detail Proposal for storage and handling of the off site materials. Such proposal shall include but not limited to the location, size, nature of premises, ownership, insurances, means of loading / off loading, facilities available etc. of the off site storage premise and the said Proposal shall be subjected to comment and approval by the Employer prior to its implementation.

The said off site storage premise shall be only one single location for easy administration. The said premise shall also be of adequate size or be expandable so as to allow storage of off site materials or goods or equipment of separate direct contractors engaged directly by the Employer e.g. the Casino equipment contractor.

7.0	INSTRUCTIONS AND VARIATIONS

7.01	Site instructions

The Contractor shall maintain an efficient organisation so that all instructions issued by the Employer are communicated immediately to the site and to Specialist Sub-Contractors and Suppliers and he shall take instructions only from the Employer or persons authorised by the Employer in writing to give them.

7.02	Invoices, receipts, etc.

The Contractor shall produce all original invoices, vouchers or receipted accounts for any materials or sub-contract labour charges when called upon to do so by the Employer or by the Quantity Surveyor. Upon making photo copies of the invoices, receipts, etc., the originals shall be returned to the Main Contractor.

8.0	PROGRAMME AND REPORTS

8.01	Programme

The Contractor shall submit to the Employer a detailed programme showing his intended method, sequence, stages and order of proceeding with the Works together with the period of time he has estimated for each and every such stage of progress.

Before work begins on Site, the Contractor shall submit a Master Programme showing the aforementioned stages of progress and his intended timing and order for the construction of the Works and the dates by which any significant items of information will be required from the Employer. If the Contractor wishes at any time to bring forward any such dates he shall notify the Employer not less than 2 weeks before the proposed revised dates.

ER/14

EMPLOYER’S

REQUIREMENTS

8.0	PROGRAMME AND REPORTS (Cont’d)

8.01	Programme (Cont’d)

The Master Programme shall be in the most suitable form for the proper control of the Works and make all necessary allowances for submissions and approvals to the Employer and to Authorities and any other specific requirements of the Specification, including allowances for time for work under provisional and contingency sums. The Master Programme shall be arranged such that actual progress may be recorded against each item.

The Master Programme shall be up-dated and re-submitted to show work completed and any proposed changes to timing and order for the construction of the Works at monthly intervals until the Works are complete.

Short-term detailed programmes and schedules of one to three months duration shall also be prepared to accord with latest information and planning.

Where submissions for approval are specified, the Contractor shall prepare and submit with his Master Programme a schedule of such submissions, co-ordinated with the Programme and including agreed time allowances for submission and approval before the related work commences.

The programme shall be prepared in accordance with the Contractor’s building construction programme which may be revised from time to time and should include but not be limited to the following dates :

(a)	submission of designs for the Employer’s review and approval;

(b)	submission to relevant Building Authority;

(c)	anticipated approval and consent dates;

(d)	submission of all shop drawings;

(e)	submission of method statement;

(f)	ordering of materials;

(g)	mill rolling of structural steel sections;

(h)	fabrication of materials;

(i)	delivery of materials;

(j)	erection of materials indicating methods, sequencing, and duration of each activity;

(k)	all procedural trials, inspection and testing and trial assemblies;

(l)	key dates for plant access and power on Site etc.;

(m)	key dates by which any significant items of information/ decision will be required from the Employer; and

(n)	allowances for Direct Contractors

In order that the programme may be maintained or amended where necessary it is incumbent upon the Contractor to notify the Employer whenever there is the likelihood of a delay occurring in his work or material supplies or in those of any of his Sub-Contractors.

ER/15

EMPLOYER’S

REQUIREMENTS

8.0	PROGRAMME AND REPORTS (Cont’d)

8.02	Daily and Weekly Reports

The Contractor shall submit to the Employer each day throughout the Contract Period a report showing a record of the labour employed on Site under each trade, materials delivered to Site, plant and equipment on site and the weather throughout the day.

8.03	Progress Photographs

The Contractor shall provide progress photographs of the Works on a regular basis, but in no case be less frequent than 1 month. The photographs shall be taken from the same locations whenever possible.

9.0	CONTRACTOR’S WORK PACKAGES

9.01	Contractor’s Work

Apart from the Specialist Sub-Contract and Specialist Supply Sub-Contract Works, the Contractor shall be responsible for dividing the remaining work into suitable sub-contract packages.

The works shall so far as practicable be carried out by means of sub-contracting either on the basis of the provision of labour and materials, the provision of labour only or the provision of material only.

The Contractor shall prepare, call, evaluate and negotiate tenders for the sub-contract packages and have the authority to award the sub-contract packages. The whole tendering and award procedures will be pre-agreed with the Employer. The Contractor shall submit his detailed procedure with his Contractor’s Proposal for review prior to Contract formulation.

The terms and conditions of the contract packages shall be determined by the Contractor, subject to endorsement/approval by the Employer who may authorize the Quantity Surveyor to review and comment on his behalf, and shall so far as practicable be consistent with the Conditions of this Contract in particular the method and terms of payment of the contract packages.

It shall be a condition in any sub-contract that the employment of the sub-contractor under the sub-contract shall be determined immediately upon the determination (for any reason) of the Contractor’s employment under this Contract.

Fixed price type of contract where the unit rates are fixed upon agreeing the contracts shall be used whenever possible. Cost reimbursement type of contract should be avoided. The fixed price type of contract can be in the form of lump sum contract or re-measurement contract. There shall be provisions for defects liability and retention, direct warranties to the Employer, and liquidated and ascertained damages (L&B Note : Can be Damage for Delay in Completion )etc.

The calling of tenders shall as far as possible be carried out by means of competitive tendering. There shall be a minimum of three tenderers. Prior notice to the Employer shall be given if Contractor’s associated or subsidiary company is to tender for a sub-contract package. In addition, the Employer may, whenever he considers appropriate, recommends tenderers to be included in the tenderer list of any such sub-contract packages, and unless otherwise reasonably objected to by the Contractor, such tenderers shall be allowed to tender for the said sub-contract package.

The Contractor shall ensure that the ascertaining of the final price of the sub-contract or supply contract is in accordance with the provisions in the sub-contract or supply contract documents.

ER/16

EMPLOYER’S

REQUIREMENTS

10.0	ARTISTS OR TRADESMEN AND OTHERS NOT SUB-CONTRACTORS

10.01	Generally

The Contractor shall permit the execution of Works by Others e.g. Artists or Tradesmen who are direct Contractors engaged by the Employer.

The Contractor shall afford all reasonable opportunities to Artists, Tradesmen or Specialist Contractors employed direct by the Employer for the carrying out of their work. Such facilities shall include the reasonable use of any scaffolding or staging erected by the Contractor for his own use but the Contractor shall not be required to maintain any such scaffolding or staging longer than is necessary for his own use or to erect any special scaffolding or staging for the use of others.

10.02	Attendances on specialist contractors employed direct by the Employer

The Contractor is to afford the Specialist Contractors all reasonable facilities for the proper execution of their work including :

1.	Provision of space on site or in the buildings under construction for construction by the specialist contractor of his own office, amenities or stores.

2.	Use of access roads on the site. Working space for and clear access to the specialist contractor’s works as is reasonable considering the nature of the Specialist Contract works.

3.	Use of such plants, ladders, scaffolding or staging belonging to or providing by the Contractor while it remains erected on the site and with the prior agreement and at the convenience of the Contractor.

4.	Use of mess rooms, latrines and other usual conveniences of a building site.

ER/17

EMPLOYER’S

REQUIREMENTS

10.0	ARTISTS OR TRADESMEN NOT SUB-CONTRACTORS (Cont’d)

10.02	Attendances on specialist contractors employed direct by the Employer (Cont’d)

5.	Providing any fencing, hoardings, etc. required for site safety as required and incidential to the execution of the specialist contract works.

6.	Adequate water and electrical supplies at convenient positions throughout the Works under construction and to work and storage areas within the Site for lighting, operation of power tools and testing and commissioning up to and including the Practical Completion of that Section of Work.

In respect of the supply of temporary electricity for operation of power tools, the Contractor will only supply electricity by means of tap off points of a type and size which can be served from lighting circuits. In connection with the operation of power plant, welding etc., the specialist contractor shall at his own expenses provide any necessary cabling from the tap off points provided at certain level intervals or at the mechanical plant floors. (Note : Not critical for Prime Cost arrangement)

In respect of supply of temporary electricity for testing and commissioning of equipment, main isolator will only be provided inside plant/machine room. The specialist contractor shall be responsible for any necessary temporary cabling etc. from the isolator to the equipment. (Note : Not critical for Prime Cost arrangement)

7.	Coordinating and liaising all submissions to the Architect and/or the relevant parties any shop drawings, reports, documents, and samples by the specialist contractors.

8.	Providing the location and the necessary assistance to facilitate the Specialist Contractors to construct any mock-ups, trials and to carry out any tests as may be required.

ER/18

EMPLOYER’S

REQUIREMENTS

10.0	ARTISTS OR TRADESMEN NOT SUB-CONTRACTORS (Cont’d)

10.02	Attendances on Specialist Contractors employed direct by the Employer (Cont’d)

9.	To coordinate and liaise with the Specialist Contractors for the clearing away and the disposal of debris generated by the Specialist Contractors’ works.

The Contractor shall ascertain from each Specialist Contractor all particular relating to his work with regard to the order of its execution and the positions in which chases, holes, mortices etc. will be required before the work is put in hand.

The Contractor is to inform all Specialist Contractors of the casting of reinforced concrete, allowing enough time for the laying of their cables, conduits, pipes, etc.

The Main Contractor shall attend on all Specialist Contractors and allow for cutting or forming chases, holes and openings etc. of all sizes, and providing electrical power for testing installations.

Sleeves and puddle-flanges shall be supplied and installed by the Specialist Contractor. All bolts, fixing, ferrules, etc. shall be supplied and installed by the Specialist Contractor. Gaps between sleeve and pipes/cables shall also be filled by the appropriate rating of fire resistant and acoustic materials by the Specialist Contractor. The Specialist Contractor shall check the accuracy of the positions of those chases, holes, openings, sleeves, anchors, brackets and puddle-flanges etc.

ER/19

EMPLOYER’S

REQUIREMENTS

10.0	ARTISTS OR TRADESMEN NOT SUB-CONTRACTORS (Cont’d)

10.02	Attendances on specialist contractors employed direct by the Employer (Cont’d)

Provision of special tie rods and strip of expanded steel mesh to block/brick work and making good with rendering/plaster where the block/brick work bonding is discontinued by pipes/conduits/ services installation prior to block/brick wall construction will be by the Main Contractor.

The Specialist Contractor shall be responsible for filling and packing around pipes, conduits, ducts, etc. through openings with approved suitable packing materials, bedding and grouting behind frames, filling around and painting surface, conduits and wiring, etc. exposed to view, making good all work disturbed and all other necessary work of alike nature. (Note : Not critical for Prime Cost arrangement)

11.0	WORKS BY PUBLIC AUTHORITIES

Unless otherwise included in the Contractor’s Proposal and expressly forms part of the Contractor’s scope of work by which the public authorities or their designated contractors is engaged by the Contractor and under his control, the following works where required will be carried out by Government Departments or Public Utility Companies :

(a)	Drainage connection.

(b)	Fresh water and flushing water mains connections.

(c)	Electrical mains supply connections.

(d)	Telephone installation.

Notwithstanding Clause 10.02 of this Preliminaries Section, the Contractor shall allow for any or all services connections, whether temporary or permanent, to private or public mains, to be carried out in phases or outside normal working hours as may be required by the Employer.

The Contractor shall attend as described in Clause 10.02 of this Preliminaries Section on The Telephone Companies installing telephone wiring and equipment and for assisting in the lifting and installation of cables within the curtilage of the Site.

The Contractor shall attend as described in Clause 10.02 of this Preliminaries Section on installing power cables, equipment and installations and for assisting in the lifting and installation of cables within the curtilage of the Site.

ER/20

EMPLOYER’S

REQUIREMENTS

12.0	OVERALL CO-ORDINATION RESPONSIBILITIES OF THE CONTRACTOR

The Contractor shall be responsible for the complete co-ordination of the Works including works executed by Specialist Sub-Contractors and Public Utility Companies. This responsibility shall include but not be limited to :

(a)	co-ordination of all trade sections or components one with the other for the compatible integration of the work.

(b)	establishment of detailed logical sequence of work or erection schedules.

(c)	preparation of such drawings as may be necessary to ensure that the installation of the building services are properly co-ordinated.

(d)	ensuring that Public Utility Companies are allocated their required amount of time to complete their works.

(e)	provision of suitable and sufficient staff to ensure that the co-ordination procedures are followed to enable the expeditious completion of the Works within the time scale of the construction programme.

(f)	carrying out any alteration work and indemnification of the Employer against all costs, charges, expenses and the like resulting from any failure to co-ordinate the Works.

(g)	liaison with Specialist and domestic Sub-Contractors undertaking installations of air-conditioning, plumbing, electrical wiring and conduiting and specialist installations to ensure that all trunking, ducts, piping, conduiting and related equipment are “built-in” in a logical sequence.

(h)	co-ordinate and liaise with other Contractors/Sub-Contractor/Specialist Contractors regarding the positioning, sizes, alignment etc. of any connections, openings etc. that may be required for attaching fixings and fixtures by these Contractors/Sub-Contractors/Specialist Contractors to the concrete structure in this Contract. The Contractor shall also permit these other Contractors/Sub-Contractors/ Specialist Contractors, subject to such co-ordination and liaisons as may be necessary and the final approval of the Architect to make such structural corrections to the concrete structure as may be necessary for the completion of the respective Sub-Contract/Separate Works.

ER/21

EMPLOYER’S

REQUIREMENTS

12.0	OVERALL CO-ORDINATION RESPONSIBILITIES OF THE CONTRACTOR (Cont’d)

The aim of co-ordinating the building services is to enable the services to be properly installed within the spaces designed to house the services without conflict of one service with another or with the building structure, architectural work or finishings and within the time scale of the construction programme.

“Building Services” in this context includes services installed by Specialist Sub-Contractors or Public Utility Companies together with plumbing and drainage systems or installations carried out by the Main Contractor or his sub-contractors.

“Properly Installed” in addition to normal technical requirements, is the requirement for building services to be installed in such positions and sequence that a neat, logical and tidy appearance of all services is achieved and that adequate space for the future maintenance of all services is provided.

The aforesaid term “co-ordinate” shall, in this context, be deemed to include :

(1)	The checking of all design drawings from the Architect and those to be provided under any Sub-Contract or Contract for Specialist work for the compatible integration of all the work, including recommending for approval design solutions to eliminate any conflict between the positioning of any work, and to provide adequate space for the routing of all such work and for subsequent maintenance of the various installations in accordance with good practice together with technical checking of the compatibility of adjacent services.

(2)	In conjunction with the Specialist Sub-Contractors, the production and provision of finalised master co-ordination drawings and/or Combined Services Drawings incorporating all design solutions approved by the Employer’s Representative and showing the integration of all services to be installed. Such combined services drawings shall be so drawn and laid-on in a clear and comprehensive format for easy identification of each different services/trade.

(3)	The co-ordination with all building services Sub-Contractors for the timely completion of all testing/commissioning works, submission of O&M manual and as-fitted drawings, including the completion of all outstanding works and rectification of defects during the Defects Liability Period.

The process of co-ordination will require the accurate location of services and their brackets etc. in the spaces designed to house the services and the establishment of a detailed sequence of installation. In the event of conflicts arising between the requirements of different parties the Contractor will be required to negotiate satisfactory arrangements and to see that they are resolved.

13.0	NOT USED.

ER/22

EMPLOYER’S

REQUIREMENTS

14.0	PROTECTION OF PUBLIC PROPERTY, ETC.

14.01	Protection of public

The Contractor is to take every precaution necessary to protect the public from injury or death during the course of the Works.

14.02	Protection of public property

The Contractor shall maintain and protect all public property and roads and property of the Public Utility Service Companies.

14.03	Protection of adjoining property

The Contractor shall take every precaution necessary to protect adjoining property and construction works from damage.

14.04	Maintenance of existing roads, footpaths, steps, etc.

Maintain all existing roads, footpaths, steps, etc. and reinstate any damage caused by any reason whatsoever during the progress of the Works.

It will be the Contractor’s responsibility to ensure that the roads leading to and around the Site are kept free from obstruction brought about by the work on this Site and in no way shall he cause any hindrance to traffic or ancillary works either by his own vehicles, or by his workpeople, materials, etc.

The Contractor shall be responsible for repairing damage to private streets and access roads if deterioration occurs during the Contract Period.

14.05	Maintenance of existing services

The Contractor shall ensure that any existing services such as electric power, telephone, water, gas or drainage to adjacent properties and buildings which pass through the site of the Works are maintained during the course of the Works.

The Contractor shall arrange with Government or the Public Utility companies for any necessary disconnection or diversion of drains or other services.

Any services that the Contractor requires to be diverted to suit his method of construction shall be diverted by the relevant authority and/or adjacent owners and the Contractor shall pay all costs and charges in respect thereof.

Where alterations to services are necessitated by the Works, no adjacent work shall commence until the alterations have been made.

Before excavations are carried out near utility services by means of mechanical plant, the Contractor shall carry out full and adequate preliminary investigations to locate utility services by means of hand-dug trial holes. The Contractor shall allow for making such enquiries and investigations as are necessary to check and confirm the positions of all utility services before commencing work.

During the contract period, utility companies may carry out rediversion and realignment works of above-ground and underground cables and services within and around the site. The Contractor shall allow access for such work by utility companies.

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REQUIREMENTS

14.0	PROTECTION OF PUBLIC PROPERTY, ETC. (Cont’d)

14.06	Restrict nuisance of dust and noise

The Contractor is to take all necessary steps to restrict the nuisance of dust and noise. Pneumatic drills shall be fitted with silencers. Compressors shall be in good order to run as quietly as possible and shall be placed in position as far away as possible from adjoining premises. The Contractor shall take care to abate the nuisance caused by dust and shall sprinkle dusty areas with water frequently.

15.0	INSURANCE

15.01	Employees Compensation Insurance

The Contractor is solely responsible for liability for accidents or injuries to his workpeople.

The Employer shall not be liable for any damages or compensation in consequence of any accident or injury to any employee or other person whether in the employment of the Contractor or any sub-contractor and the Contractor shall indemnify and keep indemnified the Employer against all claims, demands, proceedings, costs, charges and expense whatsoever in respect thereof or in relation thereto.

The Contractor shall take out and maintain on behalf of himself and his sub-contractors such insurances as are necessary to cover all liability of the Contractor arising under any statute or at Common Law in respect of personal injury to or the death of any employee and other person who may be employed on the Works or anywhere in Macau or in Hong Kong whilst engaged in business connected with the Works.

The policies shall be issued on a “Joint named” basis, i.e. in the name of the Contractor and of all his sub-contractors whilst engaged about the business. (Except otherwise stated, Specialist Sub-Contractors will be required to take out their own Employees’ Compensation Insurance).

See also clause 18 of the General Conditions of Contract.

15.02	Insurance of the Works and Third Party Insurance

See clause 18 of the General Conditions of Contract.

Notwithstanding that the liability to indemnify the Employer is absolute, it is stipulated herewith that the said policy shall have a limit of not less the sum of HK$10,000,000.00 maximum for any one accident (or series of accidents arising out of one event) but unlimited in the aggregate amount for the whole period of the said Insurance.

15.03	Contractor to give notice of injury

In the event of any workman or other person employed on the Works or in connection with the Contract whether in the employment of the Contractor, Specialist Sub-Contractor or separate Specialist Contractor suffering any personal injury and whether there be a claim for compensation or not, the Contractor shall without delay give notice in writing of such personal injury to the Employer’s Representative and to the relevant Government Department.

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EMPLOYER’S

REQUIREMENTS

15.0	INSURANCES (Cont’d)

15.04	Contractor to restore Works

Upon acceptance of any claim under the insurances aforesaid the Contractor with due diligence shall restore work damaged replace or repair any unfixed materials or goods which have been destroyed or injured remove and dispose of any debris and proceed with the carrying out and completion of the Works. All monies received from such insurances shall be paid to the Contractor by instalments under the Interim Payments. The Contractor shall not be entitled to any payment in respect of the restoration of work damaged, the replacement and repair of any unfixed materials or goods, and the removal and disposal of debris other than the monies received under the said insurances.

16.0	GENERAL OBLIGATIONS

16.01	Labour

The Contractor and any Sub-Contractor shall provide and employ on the Site in connection with the execution and maintenance of the work :

a)	Only such technical assistants as are skilled and experienced in their respective callings and such sub-agents, foremen and leading hands as are competent to give proper supervision to the work they are required to supervise; and

b)	Such skilled, semi-skilled and unskilled labour as is necessary for the proper and timely execution and maintenance of the Works.

16.02	Project Management Team

The Contractor shall provide a site based management team with key personnel employed exclusively in connection with this Contract and supported by office based Senior Project Management personnel of the Contractor.

The Contractor shall submit details of their proposed management team for this project, including curriculum vitae and scope of responsibilities to be undertaken for all such management personnel. The Contractor shall submit in his Proposal a detailed orgnaisation structure of the Project Management Team together with individual costing/charging details and time period of each person’s involvement for the purpose of the Prime Cost.

Prior to the Commencement of Work, the Contractor will be required to confirm the details of his management team and if required to replace any member that the Employer may so require.

Additional site personnel and back-up site staff are to be provided by the Contractor as necessary for the efficient and effective running of the project and which are not due to default or failure to perform whatsoever of the Contractor. Stand in site team members and site back up staff are to be provided during the construction period should the circumstances require. In addition to the site personnel, the Contractor shall provide such head office technical and support staff together with head office facilities as are necessary for a project of this size and complexity.

The Project Management Team shall be maintained with suitable review and adjustment of staff deployment for the whole duration of the Contract, plus a minimum period of three months after issues of the Certificate of Practical Completion of the last phase of the Contract.

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EMPLOYER’S

REQUIREMENTS

16.0	GENERAL OBLIGATIONS (Cont’d)

16.04	Independent Surveyor

The Contractor shall appoint an independent surveyor for monitoring all check points and piezometers including taking regular measurements and readings and preparing detailed records.

16.05	Visitors

The Contractor shall not allow any unauthorised visitors on the site. He shall keep a visitors book for persons authorised to visit the site and provide safety helmets for such visitors.

16.06	Workmen living on site

Unless the Employer gives written permission, workmen will not be allowed to live on the Site apart from the necessary number of watchmen.

16.07	Watching

Keep efficient watchmen on the Works day and night and provide all necessary lighting, guards, barriers and all safeguards for the prevention of fire, accidents and losses.

The Contractor shall from time to time review the sufficiency of his site security measures and the manpower of his watchman team especially when interior fitting out trades have generally commenced work. Appropriate action to prevent site theft shall be taken as the site progress may necessitate.

16.08	Suppressors

All mechanical plant shall be fitted with radio and T.V. interference suppressors to B.S. 800.

16.09	Access to manufacturing plant and workshops

The Contractor shall allow the Employer’s Representative to have access to all relevant offices, manufacturing plant and fabrication workshops to inspect progress, witness material testing and monitor quality control etc.

16.10	Contractor’s plant attached to buildings

Should the Contractor propose to use any type of plant which places loads on the structure, he shall submit full details of such plant to the Architect for approval before such plant is installed. Loads from such plant shall only be imposed on such completed part of the structure where the concrete has attained its specified grade strength. Where necessary and architecturally acceptable, the structure may be strengthened in order to carry such loads.

The Contractor shall be responsible for making good any damage to the permanent structure which may have been caused by his plant and for reinstatement of the building to its original intended form.

If the Contractor desires to embed permanently in the structure any supports for the shuttering, scaffolding or hoists, he shall submit the details of his proposals for the approval of the Employer’s Representative before such embedments are cast in the structure.

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EMPLOYER’S

REQUIREMENTS

16.0	GENERAL OBLIGATIONS (Cont’d)

16.11	Loading in excess of designed loads

When the Main Contractor proposes to place any loading in excess of the designed loads on any part of the structure, he shall submit full details of his proposal for the approval of the Employer before such loading is placed.

16.12	Protection and cleaning of all trades

The Contractor is to amply protect all finished Works including electrical and sanitary fittings, built-in fixtures, metal work, glass, tiles and other wall and floor finishings.

At the Completion of the Works, clean up after all trades and remove all marks, stains, finger prints and other soil or dirt from all finished surfaces, ease and adjust all doors, windows, drawers, etc., check and oil all hardware, cut out cracks in plastering and make good, clean all wall linings, floors and glass inside and out, touch up all painted and polished work and clean out all gutters and channels.

Clear away from the Site all plant, surplus building materials, earth and rubbish and leave the premises clean and fit for occupation.

It is explicitly stated here that acidic-base cleaning solution must not be used in any cleaning operation on Site.

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EMPLOYER’S

REQUIREMENTS

16.0	GENERAL OBLIGATIONS (Cont’d)

16.13	Special protection for curtain walling and glazed enclosure

The Contractor shall procure that the respective Specialist Sub-Contractors shall install the curtain walling, glazed enclosure, skylights and canopies (together with associated glazing and accessories) in perfect condition to meet the requirements of the respective Specialist Sub-Contract documents. The Contractor shall ensure that during and after the installation on a unit by unit basis the respective Specialist Sub-Contractors shall provide protection to the external and internal surfaces of the curtain walling and glazed enclosure in accordance with the respective Sub-Contracts Technical Specification.

In order to ensure that these requirements are fulfilled, the Contractor will undertake inspections of areas of installed work together with the respective Specialist Sub-Contractors. The condition of installed work will be noted and recorded. The respective Specialist Sub-Contractors shall provide what is necessary and adequate to protect the curtain walling and glazed enclosure from being damaged due to other construction operations on site. From the said date of such record of inspected work, the Contractor shall ensure that the protection is not damaged or revised. The Contractor is to take special precautions and/or apply further protection to avoid damage due to weld splatter, spray materials, concrete or concrete slurry, alkaline or acidic washes, paint, bitumen and any other deleterious substances.

The Contractor shall endeavour to coordinate with his plasterers and painters to avoid over-spillage whenever possible, in particular on the glazing frames/structures at position difficult to reach.

At such time as may be directed by the Contractor, the respective Specialist Sub-Contractors shall remove the protection applied by him.

The installation of curtain walling and glazed enclosure will proceed prior to completion of the structure. Notwithstanding the provisions for phased transfer of the responsibility for protection the Contractor shall at all times from commencement of the curtain walling and glazed enclosure work provide adequate protection to the external surfaces as is necessary to protect the installation from damage. Such protection shall be erected at such heights and to such facades to be agreed with the Specialist Sub-Contractors and as is necessary to comply with safe and competent building practice. Raking fans shall be provided as protection from falling debris etc. and shall be dismantled and re-erected by the Contractor as necessary.

The Contractor shall also at all times after the commencement of the installation of the curtain walling and glazed enclosure provide sufficient personnel and take all precautions necessary to ensure that all workpeople on the Site respect the architectural integrity of the installed curtain walling and glazed enclosure.

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EMPLOYER’S

REQUIREMENTS

16.0	GENERAL OBLIGATIONS (Cont’d)

16.14	Fire protection

The Contractor shall manage the Site to reduce the risk of accidents from fire. The Works shall be properly protected against fire hazard and the Contractor shall take all possible precautions and provide all necessary fire fighting equipment and properly trained staff.

16.15	British Standard Specification

Reference to British Standard Specification (B.S.S.) and British Standard Code of Practice (C.P.) in the Contract Documents are to the Specifications and Codes of Practice published by the British Standards Institution, 2 Park Street, London, W1A 2BS and are to include any amendments, supplementary or revised Specifications which may have been issued at the time of reference to such in the Contract Documents.

16.16	Clearing away rubbish during the progress of the works

The Contractor shall remove all rubbish, crates, wrappings, surplus materials, etc. from the Site as soon as is possible and at frequent intervals during the progress of the Works so as to maintain unhindered access to and easy inspection of all work. The Main Contractor shall construct rubbish chutes connected to all floors and shall provide proper bulk bins of adequate size at the Site for storage of rubbish which shall be removed to disposal grounds in accordance with the regulations of any Authority having jurisdiction with regard to the Works.

The Specialist Sub-Contract documents require all Sub-Contractors to deposit their rubbish at specific locations in the Works designated by the Main Contractor and the Main Contractor shall be solely responsible for further removal therefrom.

Burning of rubbish on site for whatever reason will not be permitted.

16.17	Removal of water

Keep the Site and the Works including all excavations free from water by pumping or otherwise. The removal of all water shall be deemed to include rain, storm, percolating, spring or running water.

No accumulation of water is permitted at any time to prevent the breeding of mosquitoes.

16.18	Preparation for Partial/Practical Completion

The Contractor shall carry out all necessary preparatory works well in advance of the Dates of Partial/Practical Completion stated in the Appendix to the Conditions of Agreement.

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REQUIREMENTS

16.0	GENERAL OBLIGATIONS (Cont’d)

16.19	Defects after completion

Make good any defects, shrinkages or other faults which may appear within the Defects Liability Period in accordance with the Conditions of Contract.

16.20	Mock-Up and Sample areas

Before the commencement of any finishing trades, the Contractor shall construct a mock-up/sample area for each typical sections of corridors, lobbies, arcade, lavatories etc. including all finishes, fittings and M&E works as well as the Specialist Sub-Contractor’s work for the approval of the Employer. The mock-ups/sample areas will serve as a guide for future standard of works.

No finishings, fittings, M&E works nor Specialist Sub-Contractor’s works shall be executed in other area until such mock-ups/sample areas have been approved in writing by the Employer.

The Contractor shall ensure that all materials necessary for mock-up/ sample areas are available on time and should allow for cost of air freight, express delivery or other acceleration measures if necessary. The Contractor shall plan his Master Programme to ensure that such mock-ups are carried out and inspected in good time.

16.21	Blasting

Blasting will not be permitted.

17.0	TEMPORARY WORKS

17.01	Plant, tools, etc. and scaffolding

Provide and maintain in good working order all mechanical equipment, plant, tools, implements, ladders, tarpaulins and the like necessary for the proper and timely execution and protection of the Works.

Provide, erect, alter if necessary and maintain all necessary scaffolding and remove on completion and make good all work disturbed.

All scaffolding for work on the external wall shall be double-layer, and adequately guarded against accidental falling off of debris, building materials or plants.

The maintenance of all plant shall be undertaken outside normal working hours and the Contractor shall provide sufficient reserve plant of all kinds to ensure that the work is not interrupted by breakdown of plant.

Erect and maintain suitable and safe ladders and gangways for the Clerk of Works and the Employer to inspect any portion of the Works with complete safety.

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REQUIREMENTS

17.0	TEMPORARY WORKS (Cont’d)

17.02 Hoardings,	screens, etc.

Take over existing hoarding, coverwalkway, gantries etc. on the date for possession. Alter, adapt, modify, realign if necessary and maintain all necessary hoardings, screens, gates, covered walkways, footways, gangways, fans, gantries, temporary enclosures, barriers, etc. Remove on completion and make good all work disturbed. The Contractor shall erect any additional hoardings that may be required.

All hoardings, covered walkways, fencing etc. shall be erected BEFORE any excavation commences.

Provide all lighting and signage to hoardings, covered walkways, fencing etc. as may be required by the Authorities.

All hoardings, covered walkways, fencing etc. are to be maintained in good order during the entire construction period and to be removed on completion.

17.03	Contractor’s storage sheds, workshops and offices

The Contractor shall provide for his own use all necessary workshops, messrooms, offices and sheds of suitable construction for the storage of materials, maintain them in good order, remove on completion of the Works and make good the areas.

Materials may be stored in completed sections of the Works provided that no section of the structure is loaded in excess of the design loading and no hindrance is caused to the progress of the Works or access thereto or to partial completion of Works where this is required.

Separate inflammable goods storage sheds must be provided in an approved location. No inflammable goods such as oil based paints, kerosene, thinners, cellulose lacquers, bitumen or bitumen based products etc. will be permitted to be stored in the building under construction.

The Contractor is required to observe all regulations regarding the application for Dangerous Goods Licence should the chemical inflammable goods, solvent and the like required for the running of the site operation exceed the permitted level.

17.04	Temporary passenger lifts

Provide and maintain in good working order temporary passenger lifts when the works are close to the anticipated completion of the respective zone/area.

In this connection, the Contractor shall be responsible, or cause his Sub-Contractor to be responsible, for providing all necessary temporary protection and maintenance with full time attendants for the control and operation of the lifts.

The temporary passenger lifts shall comply with all current regulations, laws and by-laws etc. for the use of persons engaged in the execution of the Works.

ER/31

EMPLOYER’S

REQUIREMENTS

17.0	TEMPORARY WORKS (Cont’d)

17.05	Office for Employer’s Representative

Provide and maintain a suitable weathertight site office for the Employer’s Representative or any party as may be delegated by the Employer to carry out certain duties and responsibilities under the Contract, of at least 300 m2 in total and fitted with lock-up desks, plan drawers cupboard, plan benches, chairs and stools and with toilet accommodation attached or adjacent. The office shall be equipped with adequate air-conditioners, electric lights, power points, telephones, fax machine, photocopiers, Computer with Internet connection, printer, etc.

Provide adequate air-conditioners, lights and power points and drinking water supply associated with necessary power, and provide for the accommodation to be properly cleaned daily.

17.06	Safety equipment

The Contractor shall provide and maintain in full working order all necessary safety equipment for access and inspection purposes for use by the Employer’s project team members including safety boots. Such equipment shall include, but not be limited to :

(a)	protective clothing including safety boots

(b)	safety harness

(c)	safety helmet

17.07	Temporary latrines

Provide and maintain efficient and sanitary latrine accommodation for the use of male and female labour employed on the Works and keep the whole of the site and buildings in a clean and sanitary condition and remove on completion.

17.08	Temporary Ventilation System

During the construction of the basement structure, the Contractor shall be responsible for the design, supply and installation of the temporary ventilation system to fully comply with the relevant statutory requirements.

17.09	Temporary supports

Allow for all necessary temporary supports including, inter alia, shoring, propping, strutting, planking and strutting, sheet piling, etc. whether for the support of excavation, new work under construction or of existing buildings and existing slopes.

17.10	Water for the Works

Provide and distribute the necessary water supply at the Site for the carrying out of the Works including the erection and removal of temporary plumbing and storage and the payment of all fees and charges.

The Contractor shall provide and distribute water to Specialist Sub-Contractors, Specialist Contractors employed direct by the Employer and Public Utility Companies.

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REQUIREMENTS

17.0	TEMPORARY WORKS (Cont’d)

17.11	Lighting and power

Provide all necessary electric lighting and power at the Site for the carrying out of the Works including all electric power to enable Specialist Sub-Contractors and Specialist Contractors to check, test and commission their installations to meet the requirements of the Specification and all others having jurisdiction.

The Contractor shall be responsible for all site works in distributing electricity including, but not limited to, provision, installation and subsequent removal of temporary main switch board, distribution boards, cables, wiring, junction boxes, transformers, lights and all other accessories.

The Contractor shall provide and distribute electricity to Specialist Sub-Contractors, Specialist Contractors employed direct by the Employer and Public Utility Companies.

The minimum illumination of temporary lighting to be provided is as follows:

		Illuminance (See Note 1)
	Purpose	Design value lux (See Note 2)	Mimi value valux lux (See Note 3)
Security		20	0.5

Movement and handling	Movement of people, machines and vehicles; unloading and handling of materials; walkways and access routes	100	5

Stores and stockyards	For vertical plane of stored goods etc.	30	5

Site Entrance General Work Areas	General rough work; site clearance, excavations and soil work where specific tasks are being carried out	100	20

Structural and Building	Reinforcing, concrete, shuttering erection; bricklaying (excepting facings); blockwork; scaffold erection and dismantling	100	50

Fine Work	Joinery; all work with circular saws; plastering, screening and terrazzo; dry finishing; ordinary painting; electrical and plumbing work; shop fitting, brickwork facings, masonry; other building services	300	200

Special work (See Note 4)	Retouching paint; french polishing	500 -1000	200

Site Huts	Rest rooms; locker rooms; toilets	150 (standard service illuminance)

Site Offices	On desks and reference tables, general lighting of drawing office (See Note 4)	500 (standard service illuminance)

Drawing Offices on Site	On drawing boards	525 (standard service illuminance)

Emergency lighting (See Note 5)	For escape and standby purposes	10 (general areas) 20 (working areas) 70 (task areas)

ER/33

EMPLOYER’S

REQUIREMENTS

17.0	TEMPORARY WORKS (Cont’d)

17.12	Lighting and power (Cont’d)

Notes:-

1.	The illuminances apply to both indoor and outdoor activities and relate to the value on the ground, floor or horizontal working planes unless otherwise stated.

2.	The design value is the average value over the area and assumes that all luminaries are clean and functioning according to their specification.

3.	The ‘minimum measured illuminance’ (mmi) is used for checking an installation because it is impossible under site conditions to measure the design value. The mmi is the value in lux (measured on the task or on the ground as appropriate) below which the illuminance at any point should not be allowed to fall. It is the value which must be sought and checked regularly, using a light meter which is accurate within the limits laid down in BS 667: 1968 at the levels to be measured.

4.	If the nature of the work requires careful matching of colours and tints, finishing materials, work on colour coded cables and the like, the colour rendering properties of the lamps should be appropriate to the activity in question.

5.	Escape lighting should be independent of the main power supply - battery operated fittings can be used for this purpose and shall comply with the requirement of the latest edition of the Codes of Practices for Means of Escape and Means of Access for Fire Fighting and Rescue.

17.13	Restriction of advertising

No advertising, other than that given by the name board specified will be permitted on site, except with permission in writing from the Employer’s Representative.

Publicity releases relating to this project should be first submitted to the Employer for approval.

17.14	Name board

Provide and erect name boards complete with names of the project, Employer, Consultants etc. all to the approval of the Employer’s Representative.

The Contractor shall remove the name boards on completion and make good all works disturbed.

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EMPLOYER’S

REQUIREMENTS

Annex A – List of Presentation Drawings dated 1 November 2004

Cover

Site and Location Plan

Perspective - Option 1

Perspective – Option 2

Façade Lighting Effects

North Elevation – Option 01 Copper & North Elevation – Option 01 Silver

East Elevation – Option 02 & North Elevation – Option 02

North-East Elevation – Option 02 & South-East Elevation – Option 02

Tower Curtain Wall – Option 01

Tower Curtain Wall – Option 02

Section A and Lift Analysis Diagram

Section B, C and D

Basement 3 Floor Plan

Basement 2 Floor Plan

Basement 1 Floor Plan

Level 1 Floor Plan

Level 1A Floor Plan

Level 2 Floor Plan

Level 2A Floor Plan

Level 3 Floor Plan

Level 3A Floor Plan

Level 4 Floor Plan

Level 4A Floor Plan

Level 5 Floor Plan

Level 6 Floor Plan

Level 7 Floor Plan

Level 8 Floor Plan

Level 9 Floor Plan

Level 10 Floor Plan

Level 11 Floor Plan

Level 12 Floor Plan

Typical Floors Plan (L13-L31)

Level 23 Floor Plan

Level 32 Floor Plan

Level 33 Floor Plan

ER/35